Exhibit 10.6

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Execution Version

Dated November 7, 2024

Collateral Agency and Accounts Agreement

among

LI-CYCLE U.S. INC.,

as Borrower

LI-CYCLE NORTH AMERICA HUB, INC.,

as Subsidiary Guarantor

LI-CYCLE INC.,

as Subsidiary Guarantor

UNITED STATES DEPARTMENT OF ENERGY

CITIBANK, N.A.,

acting through its Agency and Trust Division

as Collateral Agent

and

CITIBANK, N.A.,

acting through its Agency and Trust Division

as Depositary Bank

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(i)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Table of Contents (Continued)

(ii)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Table of Contents (Continued)

EXHIBITS

EXHIBIT A	—	Form of Notice of Default
EXHIBIT B	—	Form of Operating Expenditure Certificate
EXHIBIT C	—	Form of Transfer/Withdrawal Request
EXHIBIT D	—	Form of Spoke Capex Certificate
EXHIBIT E	—	Form of Construction Payment Transfer Date Certificate

SCHEDULES

SCHEDULE 2.01(b)	—	Project Accounts
SCHEDULE 6.03	—	Notice Addresses

(iii)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

COLLATERAL AGENCY AND ACCOUNTS AGREEMENT (this “Agreement”), dated as of November 7, 2024 among LI-CYCLE U.S. INC., a Delaware corporation (the “Borrower”), LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“HubCo”) and LI-CYCLE INC., a Delaware corporation (“SpokeCo” together with HubCo, the “Subsidiary Guarantors” and the Subsidiary Guarantors together with the Borrower, the “Grantors” and each, a “Grantor”), CITIBANK, N.A., a national banking association, acting through its Agency and Trust Division, as depositary bank (together with its successors in its capacity as the Depositary Bank, bank and as securities intermediary, the “Depositary Bank”), and as collateral agent (together with its successors in its capacity as collateral agent, the “Collateral Agent”) on behalf of the Secured Parties and the UNITED STATES DEPARTMENT OF ENERGY (“DOE”).

PRELIMINARY STATEMENTS

(A)

The Borrower, directly or through the HubCo, has undertaken to engineer, design, procure, install equipment, construct, commission, operate and maintain, start-up, test, and ramp-up production of a hydrometallurgical refinery facility, a raw material and end products warehouse, administrative offices, QA/QC laboratory, a visitor center building, and a car parking lot in the Town of Greece, Monroe County, New York.

(B)

In connection with the financing of the Project, the Grantors and DOE have entered into a Loan Arrangement and Reimbursement Agreement, dated as of the date hereof (the “Loan Agreement”) and the Sponsor, the Borrower and DOE have entered into a Sponsor Support Agreement, dated as of the date hereof.

(C)

Pursuant to the Loan Agreement and the other Financing Documents referenced therein, FFB has agreed to make loan advances available to the Borrower for the purpose of funding the Project by way of purchase of one or more Notes under the Note Purchase Agreement, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Notes or the related Note Purchase Agreement and the Borrower has agreed to reimburse DOE for such amounts paid by DOE to FFB in connection with the Loan, as further detailed in the Financing Documents.

(D)

The Borrower has requested that FFB provide the Loan to finance the Project, to fund the Debt Service Reserve Account, and to pay certain fees and expenses associated with the Financing Documents and the Loan, in each case, as further described in the Loan Agreement and in the other Financing Documents.

(E)	It is a condition precedent to the Effective Date that the parties hereto enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01 Definitions. (a) All capitalized terms used herein (including in the Preliminary Statements), but not otherwise defined herein shall have the respective meanings given to such terms in Annex 1 to the Loan Agreement.

(b) The following terms have the meanings assigned to them in Article 9 of the UCC in effect on the date of this Agreement: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Electronic Document of Title, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit, Letter-of-Credit Right, Payment Intangible, Proceeds, Registered Organization, Securities Account, Software and Supporting Obligation.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) In addition to the foregoing, the following terms used herein shall have the respective meanings set forth below:

“2022 UCC Amendments” has the meaning given to such term in Section 6.07 (Further Assurances and Corrective Instruments).

“Account Bank” means each bank with which any Grantor has opened a Deposit Account or Securities Account, other than the Project Accounts.

“Account Funding Requirement” means:

(a) in the case of the Debt Service Payment Account, an amount equal to:

(i) in the case of any date occurring on or after the first day of any calendar month in which a Payment Date occurs through but not including such Payment Date, the sum of (A) 100% of the aggregate amount of principal and interest on the Loan and Reimbursement Obligations scheduled to become due and payable on or prior to the first Payment Date thereafter, plus (B) 33.3% of the aggregate amount of principal and interest on the Loan and Reimbursement Obligations scheduled to become due and payable on or prior to the second Payment Date thereafter; and

(ii) in the case of each other date, the product of (A) the aggregate amount of principal and interest on the Loan and Reimbursement Obligations scheduled to become due and payable on or prior to the immediately succeeding Payment Date, times (B) the Monthly Funding Percentage (expressed as a decimal) as of such date;

(b) in the case of the Debt Service Reserve Account, as of any date occurring on or after the earlier of (x) the end of the Availability Period and (y) March 15, 2027, an amount equal to the highest aggregate amount of scheduled payments of principal and interest on the Loan projected for any period of six consecutive months occurring from or after the first day of the calendar year on which such date occurs and through the Maturity Date;

(c) in the case of the Operation and Maintenance Reserve Account, beginning on the first Monthly Transfer Date after the Commissioning Completion Date, as of any date of determination, the greater of (x) [XXX] and (y) the Alternative O&M Reserve Amount;

(d) in the case of the Construction Reserve Account, (i) as of any date occurring on or after the First Advance Date and prior to the first Monthly Transfer Date after the Commissioning Completion Date, an amount equal to greater of (x) ten percent of the estimated amount of remaining Project Costs, as of the First Advance Date, necessary to achieve Project Completion as certified by the Independent Engineer and (y) [XXX], and (ii) from and after the first Monthly Transfer Date after the Commissioning Completion Date and until (and including) the Project Completion Date, [XXX]; and

(e) in the case of the DBA Holdback Account, the sum of the DBA Holdback Amounts with respect to all DBA Compliance Matters that have not been applied in accordance with Section 2.11 (DBA Holdback Account).

“Account Owners” means the Persons identified in Section 2.01(c) (Establishment of Project Accounts, Etc.) to be the beneficial owners of the Project Accounts and the Company Accounts, as applicable.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“Account Shortfall” means, as of any date of determination with respect to any Project Account for which there is an Account Funding Requirement, an amount equal to the excess, if positive, of (i) the Account Funding Requirement for such Project Account as of such date, over (ii) the Account Balance for such Project Account as of such date.

“Account Shortfall Remediation Plan” has the meaning given to such term in Section 2.06(e) (Revenue Accounts).

“Account Surplus” means, as of any date of determination with respect to any Project Account for which there is an Account Funding Requirement, an amount equal to the excess, if positive, of (i) the Account Balance for such Project Account as of such date, over (ii) the Account Funding Requirement for such Project Account as of such date.

“Additional Sponsor Contributions Account” means the “Additional Sponsor Contributions Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.)

“Advance Proceeds Construction Subaccount” means the “Advance Proceeds DSRA Subaccount” of the Construction Account, established pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.)

“Advance Proceeds DSRA Subaccount” means the “Advance Proceeds DSRA Subaccount” of the Debt Service Reserve Account, established pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Agent Fee Letter” means the fee letter agreement, dated July 19, 2024, between the Borrower and Citibank, N.A. (including any of its successors), as the same may be amended from time to time.

“Agent Fees” means the Collateral Agent Fees, the Depositary Bank Fees and any other fees payable to Citibank, N.A. (including any of its successors) pursuant to the Agent Fee Letter.

“Agents” means the Collateral Agent, the Depositary Bank, the Insurance Advisor and any other agency duties and functions Citibank, N.A. (including any of its successors) are required to provide pursuant to the Agent Fee Letter.

“Alternative O&M Reserve Amount” means the projected amount of direct and indirect labor costs (without duplication), fixed overhead costs, leasing costs and allocated and direct selling, general and administrative costs, for the three-month period ending on the last day of the third full calendar month after such date of determination.

“Bilateral Agreement” has the meaning given to such term in Section 6.20 (Conflict with Other Agreements).

“Book Entry Security” means a security maintained in the form of entries (including the security entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

“Borrower” has the meaning given to such term in the preamble.

“Borrower Funds DSRA Subaccount” means the “Borrower Funds DSRA Subaccount” of the Debt Service Reserve Account established pursuant to Section 2.13 (Debt Service Reserve Account)

“Borrower Operating Account” means each of the deposit accounts held by the Borrower at [XXX].

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“Borrower Revenue Account” means the “Borrower Revenue Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“CERCLA” has the meaning given to such term in Section 5.17 (No Liability for Clean-up of Hazardous Substance).

“Collateral Action Notice” means a written notice delivered to the Collateral Agent by DOE, instructing the Collateral Agent to take action with respect to the Collateral pursuant to the terms of this Agreement.

“Collateral Agent” has the meaning given to such term in the preamble.

“Collateral Agent Fees” means all fees, costs, indemnities and expenses (including fees and expenses of legal counsel) of the Collateral Agent and Insurance Advisor (as described in the Agent Fee Letter), in each case, as described in the Agent Fee Letter.

“Collateral Enforcement Action” means to exercise, seek to exercise, join any Person in exercising or to institute or to maintain or to participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under the Loan Agreement, any Security Document or otherwise; (ii) exercising any right of set-off with respect to any Grantor; or (iii) exercising any other right or remedy against the Collateral under the UCC of any applicable jurisdiction or under any Bankruptcy Law or other applicable law.

“Company Account” means, collectively, the Operating Accounts and, to the extent it is a Permitted Account, each Local Account.

“Construction Account” means the “Construction Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Construction Reserve Account” means the “Construction Reserve Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Credit Support Reduction Notice” has the meaning given to such term in Section 2.03(d) (Construction Reserve Account).

“DBA Holdback Account” means the “DBA Holdback Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“DBA Holdback Amount” means the sum of (a) the aggregate amount of back wages determined from time to time by DOL, or any office thereof, as being due and payable to any employees of DBA Contract Parties as a result of any violation of the Davis-Bacon Act Requirements, whether or not such determination has become final, and which back wages have not been paid in full to such employees or determined by a final action of DOL to not be payable to such employees, and (b) any other amount otherwise required to be withheld in accordance with Section 2(b) of Schedule 6.27(b) (Davis-Bacon Act Contract Provisions).

“Debt Service Payment Account” means the “Debt Service Payment Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Debt Service Reserve Account” means the “Debt Service Reserve Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“Delayed Prepayment Account” means the “Delayed Prepayment Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Depositary Bank” has the meaning given to such term in the preamble.

“Depositary Bank Fees” means all fees, costs, indemnities and expenses (including fees and expenses of legal counsel) of the Depositary Bank, as described in the Agent Fee Letter.

“Distribution Account” means the “Distribution Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Distribution Date” means each date fixed by the Collateral Agent (at the direction of DOE in accordance with Section 4.02 (Application of Moneys after an Event of Default)) for a distribution to the Secured Parties of funds held in the Enforcement Account, the first of which shall be within 15 days after receipt by the Collateral Agent of a Collateral Action Notice and the remainder of which shall be monthly thereafter (or more frequently if requested by DOE) on the day of the month corresponding to the first Distribution Date (or, if there be no such corresponding day, the last day of such month); provided, that if any such day is not a Business Day, such Distribution Date shall be the next Business Day.

“ECF Prepayment Account” means the “ECF Prepayment Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Enforcement Account” means the “Enforcement Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Estimated Extraordinary Operating Costs” has the meaning given to such term in Section 2.08(b)(i) (Operating Accounts).

“Estimated Operating Costs” has the meaning given to such term in Section 2.08(a)(i) (Operating Accounts).

“Excess Operating Cost Shortfall” has the meaning given to such term in Section 2.08(a)(vi) (Operating Accounts).

“Executed Documentation” has the meaning given to such term in Section 6.23 (Electronic Signatures).

“Extraordinary Operating Costs Account” means the “Extraordinary Operating Costs Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Extraordinary Operating Costs Shortfall” has the meaning given to such term in Section 2.08(b)(iii) (Operating Accounts).

“Extraordinary Receipts Account” means the “Extraordinary Receipts Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Federal Book Entry Regulations” means (i) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.14 and § 357.41 through § 357.44 (including related defined terms in 31 C.F.R. § 357.2); and (ii) to the extent substantially identical to the federal regulations referred to in clause (i) above (as in effect from time to time), the federal regulations governing other Book Entry Securities.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“FFB Premium” means, for any prepayment of the Loan, an amount (whether positive or negative) equal to the Prepayment Price for such prepayment calculated by FFB pursuant to Section 14 of the applicable Note minus the principal amount of the Loan set forth in the relevant Prepayment Election Notice delivered by the Borrower to FFB in connection with such prepayment of the Loan.

“HubCo Operating Account” means each of the deposit accounts held by HubCo at [XXX].

“HubCo Revenue Account” means the “HubCo Revenue Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Indemnified Person” has the meaning given to such term in Section 5.08(d) (Fees and Expenses of Collateral Agent and Depositary Bank).

“Indemnity Claims” has the meaning given to such term in Section 5.08(d) (Fees and Expenses of Collateral Agent and Depositary Bank).

“LGC” means LG Chem, Ltd.

“LGC Agreement” means the Nickel Sulphate Off-Take Agreement, dated April 20, 2022, among Traxys, LG Chem, Ltd., Borrower (as assignee of Parent) and HubCo.

“LGES” means LG Energy Solution, Ltd.

“LGES Agreement” means the Nickel Sulphate Off-Take Agreement, dated April 20, 2022, among Traxys, LGES, Borrower (as assignee of Parent) and HubCo.

“Loan Agreement” has the meaning given to such term in the Preliminary Statements.

“Loss Proceeds Account” means each “Loss Proceeds Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Monthly Funding Percentage” means (a) 33.33% for any date occurring during the third calendar month prior to any Payment Date, (b) 66.6% for any date occurring during the second calendar month prior to any Payment Date, and (c) 100% for any date occurring during the first calendar month prior to any Payment Date.

“Monthly Period” means the one-month period beginning on any Monthly Transfer Date and ending on the day before the next Monthly Transfer Date.

“Monthly Transfer Date” means the 10th calendar day of each month after the Effective Date, or if such date is not a Business Day, the immediately preceding Business Day.

“Notice of Default” means a notice of default in the form of Exhibit A (Form of Notice of Default).

“Operating Accounts” means, collectively, the Borrower Operating Account, the HubCo Operating Account and SpokeCo Operating Account.

“Operating Cost Shortfall” has the meaning given to such term in Section 2.08(a)(iii) (Operating Accounts).

“Operating Expenditure Certificate” has the meaning given to such term in Section 2.08(a) (Operating Accounts).

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“Operation and Maintenance Reserve Account” means the “Operation and Maintenance Reserve Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Permitted Operating Costs Amount” has the meaning given to such term in Section 2.08(a)(vii) (Operating Accounts).

“Pledged Agreements” has the meaning given to such term in the Security Agreement.

“Project Accounts” has the meaning given to such term in Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Ramp-up Costs Account” means the “Ramp-up Costs Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Recipient Party” has the meaning given to such term in Section 5.24 (Erroneous Payments).

“Revenue Accounts” means, collectively, the Borrower Revenue Account, the HubCo Revenue Account” and the SpokeCo Revenue Account.

“Spoke Capex Certificate” means a certificate from a Responsible Officer of the Borrower substantially in the form of Exhibit D (Form of Spoke Capex Certificate).

“SpokeCo Capital Expenditures Account” means each “SpokeCo Capital Expenditures Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“SpokeCo Operating Account” means each of the deposit accounts held by SpokeCo at [XXX].

“SpokeCo Revenue Account” means the “SpokeCo Revenue Account” established and created with the Depositary Bank pursuant to Section 2.01(a) (Establishment of Project Accounts, Etc.).

“Transfer/Withdrawal Request” means a request, in substantially the form of Exhibit C (Form of Transfer/Withdrawal Request) hereto, for disbursements, transfers and payments from the Project Accounts in accordance with the terms of this Agreement, signed by the Borrower and countersigned by DOE.

Section 1.02 Rules of Construction. Unless the contrary is expressly stated herein, the rules of construction set forth in Section 1.02 (Other Rules of Construction) of the Loan Agreement shall govern this Agreement.

ARTICLE II

PROJECT ACCOUNTS; DISTRIBUTIONS

Section 2.01 Establishment of Project Accounts, Etc. (a) The following project accounts (collectively, the “Project Accounts”) have been established and created with the Depositary Bank by the Collateral Agent and the applicable Account Owners:

(i) the Construction Account, which shall include one subaccount: the Advance Proceeds Construction Subaccount;

(ii) the Borrower Revenue Account;

(iii) the HubCo Revenue Account;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iv) the SpokeCo Revenue Account;

(v) the Debt Service Payment Account;

(vi) Extraordinary Operating Costs Account;

(vii) the Operation and Maintenance Reserve Account;

(viii) the Construction Reserve Account;

(ix) the DBA Holdback Account;

(x) the Debt Service Reserve Account, which shall include two subaccounts: the Advance Proceeds DSRA Subaccount and Borrower Funds DSRA Subaccount;

(xi) the Delayed Prepayment Account;

(xii) the ECF Prepayment Account;

(xiii) the Distribution Account;

(xiv) the Ramp-up Costs Account;

(xv) SpokeCo Capital Expenditures Account

(xvi) the Loss Proceeds Account;

(xvii) the Extraordinary Receipts Account;

(xviii) the Enforcement Account; and

(xix) the Additional Sponsor Contributions Account.

(b) Each such Project Account shall be established in a manner satisfactory to DOE and the Collateral Agent. Such Project Accounts shall be identified in the manner set forth in Schedule 2.01(b) (Project Accounts). In addition, the Borrower may request in writing (countersigned for approval by DOE) that the Collateral Agent from time to time transfer amounts from a Grantor’s Operating Account to a Local Account of such Grantor, in each case, to be used for any purpose for which funds in such Operating Account could be used; provided, that, in the case of a transfer to a Local Account, (i) such Local Account is a Permitted Account, (ii) after giving effect to the requested transfer, the account balance in such Local Account does not exceed [XXX] and (iii) the Borrower confirms in writing to the Collateral Agent and DOE that the conditions in the preceding clauses (i) and (ii) are satisfied and will continue to be satisfied immediately after giving effect to the requested transfer.

(c) All Project Accounts shall be in the name of the Borrower, except that (i) the HubCo Revenue Account shall be in the name of HubCo and (iii) the SpokeCo Revenue Account and the SpokeCo Capital Expenditures Account shall be in the name of SpokeCo. All the Project Accounts shall be under the control of the Collateral Agent and, except as expressly provided herein, no other Person shall have any right to withdraw funds from any Project Account. Each Company Account shall be held in the name of a Grantor and be subject to an Account Control Agreement for the benefit of the Collateral Agent; provided that the Borrower Operating Account shall be held in the name of the Borrower, the HubCo Operating Account shall be held in the name of HubCo and the SpokeCo Operating Account shall be held in the name of SpokeCo.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 2.02 Administration of Project Accounts Generally. (a) The Collateral Agent shall have the exclusive right to cause the Depositary Bank to make withdrawals, transfers and payments from the Project Accounts; provided that notwithstanding any provision to the contrary herein, the Depositary Bank shall comply with instructions from the Collateral Agent without consent of any Grantor or any other person. As between each Grantor on one hand and DOE on the other hand, each of the Grantors agrees that DOE shall have a right to give instructions to the Collateral Agent to cause the Depositary Bank to make withdrawals, transfers and payments from the Project Accounts. None of the Grantors shall have any rights to withdraw or transfer funds from any of the Project Accounts, as third party beneficiary or otherwise, except as permitted by this Agreement.

(b) Each Grantor (in the case of each Company Account or Project Account that is established on its name or for its benefit) hereby irrevocably grants a power of attorney to, and authorizes and directs, the Collateral Agent to direct the Depositary Bank or, in the case of the Company Accounts, the applicable Account Bank to make, on behalf of such Grantor the transfers and payments set forth herein as and when required in accordance with the priorities set forth in this Agreement, and to deposit funds into, and to withdraw funds from, the Project Accounts or the Company Accounts in accordance with the terms of this Agreement.

(c) The Collateral Agent shall comply with this Agreement and the instructions of DOE in administering the Project Accounts and, as applicable, the Company Accounts. The Collateral Agent shall not accept or honor any request, demand or instruction made by any Grantor with respect to the Project Accounts or the Company Accounts except and to the extent the same is made in accordance with the terms of this Agreement and, in the case of the Company Accounts, the applicable Account Control Agreement.

(d) To implement a withdrawal or transfer required, or desired, to be made by an Account Owner hereunder, such Account Owner shall deliver to the Collateral Agent a Transfer/Withdrawal Request (countersigned for approval by DOE) in the form of Exhibit C (Form of Transfer/Withdrawal Request) hereto. Except as otherwise provided herein, the Account Owner shall deliver, and the Collateral Agent shall have received, any such Transfer/Withdrawal Request to the Collateral Agent not later than 11:00 a.m. New York time two Business Days prior to the requested transfer or withdrawal.

(e) Whenever this Agreement permits any Account Owner to request the Collateral Agent to transfer funds from a Project Account or a Company Account, or to make disbursements or withdrawals therefrom, it shall be interpreted as a request for the Collateral Agent to direct the Depositary Bank or Account Bank to make the payments or transfers set forth in the applicable Transfer/Withdrawal Request received by the Collateral Agent. Any other provision hereof which requires the Collateral Agent to make withdrawals or transfers from any Project Account or Company Account at the direction of DOE or upon the occurrence of certain events shall be interpreted as requiring the Collateral Agent to give instructions to the Depositary Bank or Account Bank to make such transfers or withdrawals pursuant to this Agreement, and in the case of the Company Accounts, the applicable Account Control Agreement, after receipt by the Collateral Agent of such direction.

(f) In addition to the transfers allowed under Section 2.06 (Revenue Accounts), the Borrower may not request transfers from the Project Accounts on more than one other Business Day per month from the Project Accounts. If the Borrower elects to make any such additional transfer, the Borrower shall deliver to the Collateral Agent, with a copy to DOE, (i) a proposed draft of a Transfer/Withdrawal Request that includes transfers from the Project Accounts not later than the tenth Business Day prior to the proposed transfer and (ii) final Transfer/Withdrawal Requests approved by DOE prior to 11:00 a.m. New York time two Business Days prior to the proposed transfer date.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 2.03 Withdrawals From Project Accounts; Draws Under Acceptable Letters of Credit. (a) If, on any date, the Collateral Agent is required or permitted to cause the Depositary Bank to withdraw (or cause to be withdrawn) any funds from any Project Account, the Collateral Agent shall, in the following order of priority:

(i) first, cause the Depositary Bank to withdraw available cash (if any) on deposit in such Project Account,

(ii) second, request the Depositary Bank or Account Bank to liquidate Permitted Investments (if any) held in such Project Account and transfer the proceeds of such liquidation to such Project Account for the purpose of making such withdrawal as and to the extent required, and

(iii) third, make a drawing under one or more letters of credit, if any, credited to such Project Account and withdraw the proceeds of such drawing from the applicable Project Account; it being understood that the Collateral Agent will be entitled to make the drawing under such letters of credit sufficiently in advance of the date (not to exceed 21 days in advance of such date) on which funds are required or permitted to be withdrawn as to ensure that the cash will be available in such Project Account.

(b) If, at any time, the provider of any letter of credit credited to any Project Account ceases to be an Approved Letter of Credit Provider and such letter of credit is not replaced by the Borrower with an equivalent Acceptable Letter of Credit provided by an Approved Letter of Credit Provider within ten Business Days, then DOE may direct the Collateral Agent to, and no later than the Business Day following receipt of such direction the Collateral Agent shall, draw down the full amount available thereunder and deposit such amount in the relevant Project Account.

(c) The Collateral Agent shall, at the direction of DOE, draw down at any time within 30 days prior to the stated expiration date of any letter of credit credited to any Project Account the full amount available under such letter of credit and deposit such amount in the relevant Project Account, unless one of the following events has occurred:

(i) such letter of credit remains an Acceptable Letter of Credit and the current stated term of such letter of credit has been extended by at least twelve months;

(ii) the Collateral Agent has received custody of a replacement Acceptable Letter of Credit in lieu thereof having a stated amount not less than the original amount of the replaced letter of credit (less the aggregate amount, if any, previously drawn and disbursed under any such replaced Acceptable Letter of Credit that has not been reinstated thereunder, but only to the extent the Borrower or the Sponsor, as applicable, is not required to reinstate such amount pursuant to any Financing Document); or

(iii) the Borrower or the Sponsor, as applicable, has deposited cash in such Project Account in an amount not less than the original amount of the replaced letter of credit (less the aggregate amount, if any, previously drawn and disbursed under any such replaced Acceptable Letter of Credit that has not been reinstated thereunder, but only to the extent the Borrower or the Sponsor, as applicable, is not required to reinstate such amount pursuant to any Financing Document).

The Collateral Agent will make reasonable efforts to give written notice to the Borrower of such draw down promptly thereafter, provided, that failure to give such notice shall not be a breach of this Agreement.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) If the Sponsor intends to deliver an Acceptable Letter of Credit to the Collateral Agent to be credited to the Borrower Funds DSRA Subaccount of the Debt Service Reserve Account, the Construction Reserve Account or the Operation and Maintenance Reserve Account as a replacement for amounts deposited in such account, it may deliver a written notice to DOE and the Collateral Agent (each, a “Credit Support Reduction Notice”) stating (A) its intention to make such substitution and that the replacement Acceptable Letter of Credit will satisfy the applicable requirements hereof, the Loan Agreement and any other applicable Financing Document, (B) the date of delivery, which shall be at least seven (but not more than 15) days from the date of such notice, the amount of such Acceptable Letter of Credit and the issuer thereof, and (C) instructions to the Collateral Agent to cause the transfer of an amount equal to the stated amount of such Acceptable Letter of Credit from the Borrower Funds DSRA Subaccount or the Construction Reserve Account, as applicable, to the account designated in such Credit Support Reduction Notice, provided that the amount that the Sponsor may request be transferred from the Borrower Funds DSRA Subaccount of the Debt Service Reserve Account or the Operation and Maintenance Reserve Account may not exceed the difference of (1) the aggregate amount (x) deposited by the Sponsor in the Borrower Funds DSRA Subaccount or (y) transferred from the Construction Reserve Account to, or deposited by the Sponsor in, the Operation and Maintenance Reserve Account, as applicable, minus (2) the aggregate amount of cash transferred from the Borrower Revenue Account to such Project Account. The Sponsor shall attach to the Credit Support Reduction Notice the definitive forms of such proposed Acceptable Letter of Credit. Within seven Business Days of its receipt of any Credit Support Reduction Notice, DOE shall (x) advise the Sponsor whether or not the Credit Support Reduction Notice is approved (and, if not approved, advise it of the reasons therefor) and (y) if approved, instruct the Collateral Agent to make the transfers set forth in such Credit Support Reduction Notice on the same Business Day as the Collateral Agent’s receipt of such replacement Acceptable Letter of Credit (unless such replacement Acceptable Letter of Credit is received after 12:00 p.m. New York time on such day, in which case on the next following Business Day) so long as no Event of Default or Default has occurred and is continuing and no Account Shortfall exists in any Project Account that has an Account Funding Requirement.

(e) If at any time the Account Balance in the Borrower Funds DSRA Subaccount of the Debt Service Reserve Account, the Construction Reserve Account or the Operation and Maintenance Reserve Account is in excess of its respective Account Funding Requirement as of the most recent Monthly Transfer Date, after giving effect to all transfers required to be made on such date pursuant to this Agreement, no Default or Event of Default is continuing and an Acceptable Letter of Credit is credited to such Project Account, the Sponsor may deliver a written notice to DOE and the Collateral Agent (each, an “Account Funding Requirement Reduction Notice”) stating (i) the amount by which the Account Balance of such Project Account exceeds its Account Funding Requirement (which statement shall be supported by a certification from the Sponsor with calculations demonstrating the existence of such overfunding that is satisfactory to DOE) and (ii) instructions to the Collateral Agent to cause the aggregate amount available to be drawn under any Acceptable Letters of Credit credited to such Project Account to be reduced by an amount not to exceed such excess amount. Within seven Business Days of its receipt of any Account Funding Requirement Reduction Notice, so long as no Default or Event of Default is continuing and no Account Shortfall exists in any Project Account that has an Account Funding Requirement, DOE shall (x) advise the Sponsor whether or not such Account Funding Requirement Reduction Notice is approved (and if not approved, advise it of the reasons therefor) and (y) instruct the Collateral Agent to execute and deliver any applicable reduction notices (howsoever denominated in the applicable Acceptable Letter of Credit) in the form and amount approved by DOE so long as no Event of Default or Default has occurred and is continuing and no Account Shortfall exists in any Project Account that has an Account Funding Requirement. The Collateral Agent shall, within three Business Days after receipt of such instruction from DOE (and so long as the conditions set forth above are satisfied), deliver to the issuer of the applicable Acceptable Letter of Credit such reduction notice.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 2.04 Administration of Project Accounts upon Occurrence of an Event of Default. (a) Promptly upon receipt by the Collateral Agent of a Notice of Default by DOE in accordance with Section 4.01(b) (Remedies Generally; Notices of Default and Collateral Action Notices) hereof and until such Notice of Default has been revoked by DOE in writing, the Collateral Agent shall thereafter (i) accept directions for the investment, withdrawal or transfer of funds or Permitted Investments in the Project Accounts solely from DOE (or such other Person or Persons as may be designated by DOE) and (ii) deliver notices of activation (or equivalent notices) with respect to each Company Account pursuant to the applicable Account Control Agreement. During such period, DOE shall have the sole right to instruct the Collateral Agent with respect to the management and administration of the Project Accounts and the Company Accounts and investment, withdrawal or transfer of funds or Permitted Investments therein.

(b) Upon receipt by the Collateral Agent of written notice from DOE that it has revoked such declaration with respect to all Events of Default which are then continuing, (i) the Borrower shall again be entitled, subject in all respects to the terms and conditions of this Agreement and the other Financing Documents, to deliver directions to the Collateral Agent in respect of the investment, withdrawal or transfer of funds or Permitted Investments in the Project Accounts in accordance with this Agreement and (ii) the Collateral Agent shall revoke all notices of activation (or equivalent notices) delivered pursuant to paragraph (a) and any other Financing Document.

Section 2.05 Construction Account.

(a) Deposits into the Construction Account. Unless otherwise expressly provided in the Financing Documents, the Borrower shall cause the following amounts to be deposited into the Construction Account: (i) the proceeds of each Advance, which shall be credited to the Advance Proceeds Construction Subaccount, other than proceeds intended to be deposited into the Debt Service Reserve Account; (ii) the proceeds of each contribution made by the Sponsor to the Borrower pursuant to Sections 2.01(d) (Borrower Funding Commitment) and 2.02(a) (Contingent Equity Contributions) of the Sponsor Support Agreement and required to be deposited into the Construction Account in accordance therewith, or otherwise; and (iii) all amounts transferred from the Construction Reserve Account (without duplication of the amounts described in clause (ii) above).

(b) Transfers from the Construction Account. The Collateral Agent shall cause the Depositary Bank to make disbursements, transfers or withdrawals from the Construction Account to pay Project Costs (including interest under the Notes) or to make deposits into the Debt Service Reserve Account or the DBA Holdback Account, in each case, as directed by the Borrower in accordance with a Transfer/Withdrawal Request accompanied by a confirmation from the Independent Engineer that any requested disbursement, transfer or withdrawal (other than the funding of the Debt Service Reserve Account or the DBA Holdback Account or the payment of interest under the Notes) is being applied either:

(i) in the case of amounts credited to the Advance Proceeds Construction Subaccount, to pay or reimburse the Borrower for Eligible Project Costs incurred in accordance with the Construction Budget or to deposit a portion of the DBA Holdback Amount corresponding to such Eligible Project Costs in the DBA Holdback Account, and in accordance with the applicable Master Advance Notice; and

(ii) in the case of other amounts on deposit in the Construction Account, to pay or reimburse the Borrower for Project Costs incurred in accordance with the Construction Budget (including any portion of any DBA Holdback Amount corresponding to any Project Costs).

Notwithstanding anything to the contrary in the Financing Documents, proceeds from Advances that have been previously used to reimburse the Borrower for Eligible Project Costs may be used pursuant to this Section 2.05 (Construction Account) to pay Project Costs that are not Eligible Project Costs.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) Conditions Precedent to Delivery of Transfer/Withdrawal Request. The Borrower may not deliver a Transfer/Withdrawal Request requesting a withdrawal or transfer from the Advance Proceeds Construction Subaccount, and the Collateral Agent shall not make any such withdrawal or transfer, unless each of the following conditions precedent has been satisfied (or waived by DOE in writing) as determined by DOE, as of a date not later than the third Business Day prior to the requested transfer date and to their continued satisfaction on the requested withdrawal or transfer date:

(i) Monthly Transfers. No other withdrawal or transfer from the Advance Proceeds Construction Subaccount shall have been made during the same calendar month.

(ii) Representations and Warranties.

(A) Each of the representations and warranties made by any Obligor or Major Project Participant in or pursuant to any Transaction Document shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, in which case it is true and correct in all respects), on and as of such date as if made on and as of such date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date), before and after giving effect to the withdrawal or transfers requested to be made on such date.

(B) To each Grantor’s Knowledge, no material breach or material default by any Major Project Participant under the Major Project Document to which such Major Project Participant is a party has occurred and is continuing.

(ii) No Event of Default; Event of Loss; Force Majeure Event.

(A) No (1) Default, or Event of Default, (2) Event of Loss with respect to all or a material portion of the Project or (3) Borrower Force Majeure Event, in each case, that (x) has adversely affected or could reasonably be expected to adversely affect the ability of the Grantors to perform their respective obligations under the Transaction Documents or (y) has resulted or could reasonably be expected to result in a suspension of the construction of the Project for a period longer than 30 days from the requested withdrawal or transfer date, has occurred and be continuing, would occur upon or immediately after the requested withdrawal or transfer date or would result from the withdrawal or transfer.

(B) No violation of any Applicable Law or regulation (including Davis-Bacon Act Requirements, USA PATRIOT Act, Cargo Preference Act of 1954, Sanctions, Anti-Money Laundering Laws and anti-corruption laws), Transaction Document, Required Approval, or any other agreement or consent to which the Borrower is a party, or any judgment or approval to which the Borrower is subject shall have occurred and be continuing or would result from the withdrawal or transfer.

(iii) No Material Adverse Effect. No event (including any judicial, arbitral or other legal proceeding decision or change in law) shall have occurred and be continuing, or could reasonably be expected to occur with respect to the Project or any Major Project Participant, that has had or could reasonably be expected to have, a Material Adverse Effect.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iv) Construction Budget. DOE shall have received a certificate from a Responsible Officer of the Borrower and, as applicable, if requested by DOE, the Independent Engineer, in form and substance satisfactory to DOE, that:

(A) there have been no changes to the then-applicable Construction Budget with respect to amounts reflected therein or the timing of the payments, since the last transfer or withdrawal of funds from the Construction Account, except for those changes to the Construction Budget in an aggregate amount less than ten percent of the then-applicable Construction Budget or as previously approved in writing by DOE;

(B) the Project has not incurred, and is not reasonably expected to incur, any Cost Overruns, except for Cost Overruns previously identified, agreed in writing by DOE, and reflected in the then-current Construction Budget;

(C) the amount reasonably projected to be expended for all categories of Project Costs in the aggregate does not exceed 110% of the amount therefor in the then-approved Construction Budget, unless the expenditures of the excess amount were previously approved in writing by DOE; and

(D) Cost Overruns in any category of Project Costs are sufficiently covered by available contingency in the Construction Budget or additional funding available to the Grantors.

(v) Adequate Project Funding. DOE shall have received a certificate from a Responsible Officer of the Borrower and supporting information, in each case, in form and substance satisfactory to it that the following funds available to the Borrower are sufficient (x) to pay all remaining Project Costs (including reasonably expected Cost Overruns), (y) to make the initial deposit into the Debt Service Reserve Account of the full amount of the Account Funding Requirement thereof when required by the Financing Documents and (z) to achieve Project Completion by the Project Completion Longstop Date: (A) the amount on deposit in the Advance Proceeds Construction Subaccount of the Construction Account; (B) the undisbursed amount of the Loan; (C) the Equity Funding Commitment secured by cash collateral or an Acceptable Letter of Credit; and (D) additional equity contributions, proceeds from Permitted Subordinated Loans or proceeds from equity sales permitted by the Financing Documents to be funded simultaneously with, or prior to, the requested withdrawal or transfer.

(vi) Receipt of Certificates. DOE shall have received:

(A) Construction Payment Transfer Date Certificate. A certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit E (Form of Construction Payment Transfer Date Certificate) and addressing such other matters as DOE may request.

(B) Independent Engineer Certificate. A certificate of the Independent Engineer, dated no earlier than ten Business Days or such other period as agreed by DOE prior to the requested withdrawal or transfer date, substantially in the form of Exhibit F-2 (Form of Independent Engineer Certificate (Advance Approval)) of the Loan Agreement and addressing such other matters as DOE may reasonably request.

(vii) Use of Proceeds; Invoices; Lien Waivers. DOE shall have received, at least ten Business Days prior to the delivery of the Transfer/Withdrawal Request, each of the following, in form and substance satisfactory to DOE:

(A) a detailed list of all Project Costs to be paid or reimbursed pursuant to the applicable Transfer/Withdrawal Request, together with the corresponding invoices and other back-up documentation (it being understood that the Project Costs paid

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

or reimbursed may not include payments for work that has not been actually performed and completed in accordance with the applicable Construction Contract, but provided that the initial payment under a Construction Contract that is satisfactory to DOE, howsoever designated, made as a condition precedent to the effectiveness of the applicable contractor’s obligation to commence work thereunder shall not be deemed to be a payment for work that has not been performed);

(B) evidence that the amounts requested to be withdrawn or transferred will be applied towards the payment or reimbursement of Eligible Project Costs that (A) have been incurred and previously paid by the Borrower or one of its Affiliates (but solely to the extent incurred on or following the Eligibility Cut-Off Date), or (B) have become, or will become, due and payable on or prior to the requested transfer date, in each case, (x) other than Eligible Project Costs paid to satisfy the Borrower Funding Commitment or the Contingent Equity Commitment and (y) for which DOE shall have received invoices or other documentation (in form and substance satisfactory to DOE) evidencing the incurrence of such Eligible Project Costs;

(C) evidence that all unpaid balances that are due or unsettled claims with each Construction Contractor, supplier or any of their subcontractors, if any, have been fully paid except for those that are being contested pursuant to Permitted Contest Conditions to the satisfaction of DOE; and

(D) evidence that each Construction Contractor, each subcontractor and each other Person performing labor or furnishing materials for or in connection with the Project with a contract or series of related contracts having a value of $500,000 or more or requesting payment in an amount that equals or exceeds $500,000 to be reimbursed with the proceeds of the requested withdrawal or transfer or other funds of the Borrower, has (1) irrevocably waived and released all Liens, statutory or otherwise, that it may have or acquire on the Collateral or the Project with respect to work completed and for which application for payment was made in the immediately prior Transfer/Withdrawal Request that included withdrawals or transfers from the Construction Account or that has been otherwise previously paid since the date of such prior Transfer/Withdrawal Request, and (2) conditionally waived on terms satisfactory to DOE and the Title Company and released all Liens, statutory or otherwise, that it may have or acquire on the Collateral or the Project with respect to work completed since such prior Transfer/Withdrawal Request; provided, that in the case of any subcontractor or other Person performing labor or furnishing materials, in each case, that is not a party to a Construction Contract to which any Grantor or any of its Affiliates is a party, if the Borrower has not been able to obtain such waivers after performing all commercially reasonable efforts, the Borrower may satisfy this conditions by delivering evidence of having posted a bond or other security, in each case, acceptable to DOE in accordance with Applicable Law in such manner and amount as to assure DOE, in its sole discretion, that any amounts determined to be due will promptly be paid and the corresponding Lien satisfied and released.

(viii) Security. All Security Documents shall continue to be in full force and effect, properly perfected, filed and registered or recorded in any jurisdiction and with any Governmental Authority where perfection, filing and registration or recordation is required, as applicable, and all Liens or pledges in favor of the Secured Parties shall continue to be properly registered or recorded in favor of such Secured Parties.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ix) Environmental Compliance. Each of the Grantors, the Covered Spokes, the Covered Spoke Sites, the Project Site, the Facility, and the Project (A) shall be in compliance with all applicable Environmental Laws and historic preservation Applicable Laws and any Required Approvals thereunder, and (B) shall have and maintain in full force and effect all Required Approvals relating to any and all applicable Environmental Laws and historic preservation Applicable Laws.

(x) Program Requirements. DOE shall have received evidence, in form and substance acceptable to it that the Borrower is in compliance with or shall have satisfied, as applicable, all requirements and approvals pursuant to the Program Requirements.

(xi) Permits and Approvals. DOE shall have received:

(A) a certificate from a Responsible Officer of the Borrower, together with such other evidence as DOE may reasonably request or as may be required under the Transaction Documents, that (1) all Required Approvals required to be obtained by any Grantor as of the date of requested transfer or withdrawal have been obtained, have been validly issued and are in full force and effect, are Non-Appealable and are not subject to other proceeding or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation thereof and (2) no term or condition of any Required Approval has been amended from the form thereof delivered pursuant to this Section 2.05(c)(ii)(xi), except for amendments (x) granted in the Ordinary Course of Business, (y) in the form disclosed to DOE prior to the granting of such amendment, and (z) expressly accepted by DOE in writing, in which case such certificate shall fully describe the change and attach a copy of the applicable amendment;

(B) copies of all such Required Approvals not previously delivered, certified by the Borrower as being true, complete and correct (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters); and

(C) a certificate from a Responsible Officer of the Borrower to the effect that either (A) the Subsequent Required Approvals Schedule remains accurate or (B) an updated Subsequent Required Approvals Schedule, in form and substance satisfactory to DOE, including any Required Approvals that were not required to be obtained by the Grantors but are or will be now required to be obtained by the Grantors since the immediately preceding withdrawal or transfer, is attached thereto.

(xii) Litigation.

(A) Except as set forth in Schedule 6.08 (Litigation) of the Loan Agreement, there shall be no pending or, to each Grantor’s Knowledge, threatened (in writing) Adverse Proceeding that relates to (x) the legality, validity, or enforceability of any Financing Document, FFB Document or Major Project Document; (y) any transaction contemplated by any Financing Document, FFB Document or Major Project Document; or (z) the Project or any Grantor.

(B) Except as set forth in Schedule 6.08 (Litigation) of the Loan Agreement, there shall be no pending or, to the Knowledge of any Grantor, threatened (in writing) Adverse Proceeding that relates to the Sponsor, Parent or any of their Affiliates that has had or could reasonably be expected to have a Material Adverse Effect.

(C) Each of the actions registered on (A) the docket of the Supreme Court of the State of New York, Monroe County, as Nieves v. Johnston, et al., E2023014542 (N.Y. Sup. Ct), (B) the U.S. District Court for the Southern District of New York’s docket as Hubiack v. Li-Cycle Holdings Corp. et al., 1:23-cv-09894 (S.D.N.Y.) and (C) the Ontario Superior Court’s docket as Wyshynski v. Li-Cycle Holdings Corp. et al, Court File No. CV-23-00710373-00CP (collectively, the “Shareholder Actions”) has either been resolved pursuant to a final and unappealable order, finally settled and discontinued in all respects with prejudice or is being diligently defended by the Sponsor, in each case subject to DOE’s satisfaction.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(xiii) Project Milestones; Project Execution Plan. DOE shall have received an officer’s certificate of a Responsible Officer of the Borrower (and, if requested by DOE, confirmed by the Independent Engineer) that (A) there have been no delays (or changes that result or could reasonably be expected to result in delays) in the completion schedule for Project Milestones since the last withdrawal or transfer from the Advance Proceeds Construction Subaccount, except for those delays (or changes) previously approved in writing by DOE and (B) all activities contemplated in the Project Execution Plan have been performed in accordance with the requirements and other terms of the Project Execution Plan or as otherwise approved by DOE.

(xiv) No Account Shortfall. There shall be no Account Shortfall in any Project Account having an Account Funding Requirement.

(xv) Davis-Bacon Act. DOE shall have received a certificate from the Borrower certifying that (A) the clauses set forth in Schedule 6.27(b) (Davis-Bacon Act Contract Provisions) of the Loan Agreement and the appropriate wage determination(s) of the Secretary of Labor have been included in each Davis-Bacon Act Covered Contract existing as of the requested withdrawal or transfer request; and (B) the Borrower and each DBA Contract Party under each Davis-Bacon Act Covered Contract existing on or prior to the requested withdrawal or transfer date have taken all necessary steps to comply with and are in compliance (including retroactive compliance) with the Davis-Bacon Act Requirements.

(xvi) Transaction Documents.

(A) DOE shall have received at least ten Business Days prior to the requested withdrawal or transfer date fully executed originals (to the extent required) or copies of all Transaction Documents required to be executed as of the date of such transfer or withdrawal that have not previously been delivered to DOE, in each case in the name of one or more Grantor, Parent or the Sponsor as counterparty thereto, and confirmation that such Transaction Documents remain in full force and effect.

(B) Without limiting the generality of the foregoing, (A) the Borrower and/or HubCo, as applicable, shall have (1) entered into and delivered each Construction Contract contemplated to be entered into and delivered on or prior to the requested withdrawal or transfer in accordance with the Project Execution Plan, and (2) delivered to DOE, at least ten Business Days prior to the requested withdrawal or transfer date, copies of each such Construction Contract, certified by the Borrower to be true, correct and complete, and such Direct Agreements, consents to collateral assignment, legal opinions, certificates, estoppels and other documents and instruments, in each case from the Borrower or the applicable contractor (or their counsels), related to such Construction Contract as DOE may request, and (B) each such Construction Contract, Direct Agreement, collateral assignment, legal opinion, certificate, estoppel and other document and instrument shall be in form and substance satisfactory to DOE.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(xvii) Required Customer Agreements. Each of the Required Customer Agreements projected to be in effect on or prior to the requested transfer date shall be in full force and effect and no default or event exists that with the passage of time, the giving of notice or both would constitute a default shall have occurred and be continuing thereunder.

(xviii) Other Documents and Information. DOE shall have received, in form and substance satisfactory to it, other documentation, legal opinions, certificates and other information relating to the Project, any Grantor, the Parent, the Sponsor, any Major Project Participant, or the matters contemplated by the Transaction Documents, as DOE may have requested in writing not fewer than ten days prior to the requested withdrawal or transfer.

(d) On any Monthly Transfer Date occurring on or after the Final Completion Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may direct the Collateral Agent to, and, if so directed, the Collateral Agent shall, in accordance with the Transfer/Withdrawal Request delivered for such Monthly Transfer Date, withdraw the balance on deposit in the Construction Account, and transfer the amount thereof to the Borrower Revenue Account prior to any transfer contemplated to be made in Section 2.06 (Revenue Accounts).

Section 2.06 Revenue Accounts

(a) Deposits into the Revenue Accounts. From and after the First Advance Date, each Grantor shall deposit, or cause to be deposited, the following amounts into its respective Revenue Account:

(i) all Operating Revenues received by or on behalf of such Grantor; and

(ii) all other amounts received by or on behalf of such Grantor from any source whatsoever to the extent that such amounts have not been (or are not required to be) deposited in any other Project Account in accordance with the terms of this Agreement.

Pending such deposit into the Revenue Accounts, such Grantor shall hold all such amounts coming into its possession in trust for the benefit of the Collateral Agent and the other Secured Parties. Each Grantor shall on or before the First Advance Date irrevocably instruct all parties paying Operating Revenues or such other amounts to such Grantor under any Project Document in effect as of the First Advance Date to deposit such Operating Revenues into its Revenue Account and shall irrevocably instruct all other parties at any time and from time to time, on and after the First Advance Date, paying Operating Revenues or such other amounts to such Grantor under any current or future Project Documents or otherwise to make such payments into its Revenue Account or such other Project Account as may specified in this Article II (Project Accounts; Distributions).

(b) Subject to Section 2.04 (Administration of Project Accounts upon Occurrence of an Event of Default), the Borrower shall deliver to the Collateral Agent, with a copy to DOE, (i) proposed drafts of Transfer/Withdrawal Requests that include transfers from each other Project Account to the Borrower Revenue Account and from the Borrower Revenue Account to each other Project Account or Company Account not later than the tenth Business Day prior to each proposed Monthly Transfer Date and (ii) final Transfer/Withdrawal Requests approved by DOE prior to 11:00 a.m. New York time two Business Days prior to the proposed Monthly Transfer Date. Such Transfer/Withdrawal Requests shall set forth the amounts proposed to be transferred from each other Project Account to the Borrower Revenue Account and from the Borrower Revenue Account to each other Project Account on such Monthly Transfer Date in accordance with Section 2.06(c) (Transfers from the Revenue Account).

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) Transfers from the Revenue Account. Subject to Section 2.02 (Administration of Project Accounts Generally) and Section 2.04 (Administration of Project Accounts upon Occurrence of an Event of Default), on each Monthly Transfer Date occurring on or after the First Advance Date, the Borrower’s Transfer/Withdrawal Request must instruct the Collateral Agent to cause the Depositary Bank to make (and the Collateral Agent shall make in accordance with such Transfer/Withdrawal Request) the following transfers first, transfer the Account Surplus, if any, in each Project Account with an Account Funding Requirement to the Borrower Revenue Account (other than any Account Surplus in the Construction Reserve Account and amounts credited to the Advance Proceeds DSRA Subaccount) to the extent of the cash available in such Project Account, second, transfer the Account Balance in each of the HubCo Revenue Account and the SpokeCo Revenue Account to the Borrower Revenue Account, and third, withdraw from the Borrower Revenue Account the following amounts and make the following transfers to the other Project Accounts, to the extent there are funds available to do so, in accordance with the following order of priority and the following provisions:

(i) first, in the following order of priority, (i) to pay fees, costs, expenses and indemnification payments (including reasonably attorney’s fees and costs) due the Secured Parties under any Financing Document as of such Monthly Transfer Date, and then (ii) to pay costs, expenses or indemnification payments required to be paid (or to deliver cash collateral to the Collateral Agent to secure payment of such costs, expenses or indemnification payments which the Collateral Agent reasonably believes may be required to be paid) by the Collateral Agent to an Account Bank under the applicable Account Control Agreement, or any other party that has the benefit of any such payment by or through the Collateral Agent under any Transaction Document as of such Monthly Transfer Date;

(ii) second, to the DBA Holdback Account, an amount equal to the Account Shortfall, if any, in the DBA Holdback Account, as of such Monthly Transfer Date;

(iii) third, (A) to each Operating Account, to the extent permitted under Section 2.08(d) (Operating Accounts), an aggregate amount equal to the Operating Cost Shortfall, if any, for the applicable Grantor as of such Monthly Transfer Date and (B) to the Extraordinary Operating Costs Account an amount equal to the Extraordinary Operating Cost Shortfall, if any, as of such Monthly Transfer Date; provided, that, (A) the amount required to be transferred to each Operating Account pursuant to this paragraph shall be reduced by the amount transferred thereto from the Ramp-up Costs Account on such Monthly Transfer Date pursuant to Section 2.08(g) (Operating Accounts), and (B) if either (x) funds are insufficient to make these transfers in full to all Operating Accounts and the Extraordinary Operating Costs Account or (y) the Permitted Operating Costs Amount is less than the aggregate amount of the Operating Costs Shortfalls and the Extraordinary Operating Costs Shortfall, the transfers required pursuant to this clause (iii) shall be made, up to the lesser of the available funds and the Permitted Operating Costs Amount, in accordance with the following order of priority, unless DOE has previously authorized a different allocation, (1) first to the HubCo Operating Account, (2) second, to the SpokeCo Operating Account, (3) third, to the Borrower Operating Account, and (4) fourth, to the Extraordinary Operating Costs Account;

(iv) fourth, to the Debt Service Payment Account, an amount equal to the Account Shortfall, if any, in the Debt Service Payment Account as of such Monthly Transfer Date;

(v) fifth, to the Debt Service Reserve Account, an amount equal to the Account Shortfall, if any, in the Debt Service Reserve Account as of such Monthly Transfer Date;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(vi) sixth, to the Operation and Maintenance Reserve Account, an amount equal to the Account Shortfall, if any, in the Operation and Maintenance Reserve Account as of such Monthly Transfer Date;

(vii) seventh,

(A) on and prior to the ECF Toggle Transfer Date, on each Monthly Transfer Date occurring immediately prior to a Payment Date, to the ECF Prepayment Account:

(1) If the Historical Debt Service Coverage Ratio for the Ramp-up Period ending on the most recent ECF Test Date is equal to or greater than [XXX] but lower than [XXX], an amount equal to [XXX] of the Excess Cash Flow for the quarter ended on such ECF Test Date;

(2) If the Historical Debt Service Coverage Ratio for the Ramp-up Period ending on the most recent ECF Test Date is equal to or greater than [XXX], an amount equal to the sum of (1) [XXX] of the portion of Excess Cash Flow for the quarter ended on such ECF Test Date that would have caused the Historical Debt Service Coverage Ratio to be equal to [XXX] and (2) [XXX] of the remaining portion of Excess Cash Flow for such quarter; or

(3) Otherwise, an amount equal to the Excess Cash Flow for the quarter ended on the most recent ECF Test Date or in such other amount as otherwise instructed by DOE in its sole discretion up to such Excess Cash Flow; and

(B) after the ECF Toggle Transfer Date, on each Monthly Transfer Date occurring immediately prior to a Payment Date, to the ECF Prepayment Account:

(1) If the Historical Debt Service Coverage Ratio for the twelve-month period ending on the most recent ECF Test Date is equal to or greater than [XXX] but lower than [XXX], an amount equal to [XXX] of the Excess Cash Flow for the quarter ended on such ECF Test Date;

(2) If the Historical Debt Service Coverage Ratio for the twelve-month period ending on the most recent ECF Test Date is equal to or greater than [XXX], an amount equal to the sum of (1) [XXX] of the portion of Excess Cash Flow for the quarter ended on such ECF Test Date that would have caused the Historical Debt Service Coverage Ratio to be equal to [XXX] and (2) [XXX] of the remaining portion of Excess Cash Flow for such quarter; or

(3) Otherwise, an amount equal to the Excess Cash Flow for the quarter ended on the most recent ECF Test Date or in such other amount as otherwise instructed by DOE in its sole discretion up to such Excess Cash Flow;

(viii) eighth, to make voluntary prepayments in accordance with the Loan Agreement, if applicable; and

(ix) ninth, after the Project Completion Date, on each Monthly Transfer Date occurring immediately prior to a Payment Date, to the Distribution Account to the extent all Restricted Payment Conditions with respect thereto are satisfied, to the extent of the Account Balance remaining in the Borrower Revenue Account after giving effect to all other transfers and deposits required to be made on such date pursuant to this Section 2.06(c).

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) All Transfer/Withdrawal Requests made by the Borrower in the form of Exhibit C (Form of Transfer/Withdrawal Request) pursuant to this Section 2.06 shall include a certification from the Borrower that the requested transfers include all the transfers required by (and are in the priorities and amounts required by) Section 2.06(c) (Transfers from the Revenue Account). The Collateral Agent and the Depositary Bank shall be entitled to conclusively rely on and shall, subject to Section 2.06(b) (Revenue Accounts), comply with any Transfer/Withdrawal Request made in compliance with the provisions of this Section 2.06.

(e) If on any Monthly Transfer Date occurring on or after the First Advance Date, after giving effect to all required transfers pursuant to this Section 2.06, an Account Shortfall exists in any Project Account having an Account Funding Requirement, (i) no later than the 5th Business Day immediately preceding the following Monthly Transfer Date, the Borrower shall deliver to DOE a remediation plan, in form and substance acceptable to DOE, setting forth (A) the cause for such Account Shortfall, (B) the Borrower’s proposed steps to satisfy all subsequent debt service obligations and operation and maintenance payment obligations without using funds on deposit in such accounts and eliminating all Account Shortfalls, and (C) the timing and costs associated with implementation of such plan (each, an “Account Shortfall Remediation Plan”), (ii) promptly after DOE’s confirmation of its satisfaction with such plan, take or omit the actions contemplated to be taken or omitted by, and otherwise implement, the Account Shortfall Remediation Plan in accordance with its terms and (iii) no later than the last day of each Fiscal Quarter during which an Account Shortfall exists, the Borrower shall deliver to DOE an updated Account Shortfall Remediation Plan and a written report, in form and substance satisfactory to DOE, describing the Borrower’s compliance with, including the actions taken or omitted pursuant to, the Account Shortfall Remediation Plan during such Fiscal Quarter and the results thereof. Upon reasonable advance request from DOE, the Borrower shall make its representatives and outside advisors available during regular business hours to meet and confer with DOE and its other outside advisors (including legal and financial advisors) on the contents of the Account Shortfall Remediation Plan or reports there on the implementation thereof.

Section 2.07 Debt Service Payment Account.

(a) Deposits into the Debt Service Payment Account. Unless otherwise expressly provided in the Financing Documents, (i) any amounts required to be transferred from the Borrower Revenue Account to the Debt Service Payment Account pursuant to Section 2.06(c) (Transfers from the Revenue Account), and (ii) any amounts transferred from other Project Accounts or Company Accounts to fund shortfalls in accordance with Section 2.07(c) (Debt Service Payment Account Shortfalls), in each case, shall be deposited into the Debt Service Payment Account.

(b) Transfers from the Debt Service Payment Account. On each Payment Date, or any other date on which a Reimbursement Obligation is due and payable, pursuant to a timely Transfer/Withdrawal Request submitted by the Borrower, and countersigned for approval by DOE, not less than ten Business Days before such Payment Date, after completion of the transfers contemplated by Section 2.06 (Revenue Accounts), the Collateral Agent shall cause the Depositary Bank to transfer from the Debt Service Payment Account to FFB or DOE, as applicable, not later than 12:00 p.m. New York time all amounts then due with respect to the Loan or the Reimbursement Obligations, respectively. All payments made in respect of the Loan or the Reimbursement Obligations shall be made in accordance with the following priorities:

(i) to the payment of amounts (if any) due under the Notes or Reimbursement Obligations in the amount as instructed by DOE with respect to overdue interest;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii) to the payment of FFB Premiums (if any) payable with respect to any prepayments of the Loan;

(iii) to the payment of accrued interest, charges and fees and expenses of DOE and FFB in the amount as instructed by DOE;

(iv) to the payment of principal due on the Loan; and

(v) to the payment of the Reimbursement Obligations;

provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

(c) Debt Service Payment Account Shortfalls. In the event that on any Payment Date or any other date on which a Reimbursement Obligation is due and payable, the Account Balance in the Debt Service Payment Account (after making the transfers thereto required by Section 2.06 (Revenue Accounts) in the order of priority set forth therein) is less than the amount then due with respect to the Loan and the Reimbursement Obligations, the Collateral Agent, pursuant to a Transfer/Withdrawal Request submitted by the Borrower, and countersigned for approval by DOE, not less than ten Business Days before such Payment Date or other date, shall transfer funds from the other Project Accounts specified below to the Debt Service Payment Account in accordance with the following order of priority, but only to the extent of the Account Balances in such Project Accounts:

(i) from the Distribution Account;

(ii) from the Ramp-up Costs Account;

(iii) from the Additional Sponsor Contributions Account;

(iv) from the SpokeCo Capital Expenditures Account;

(v) from the Construction Reserve Account (after giving effect to any other transfer to be made on such date);

(vi) from the Delayed Prepayment Account;

(vii) from the ECF Prepayment Account;

(viii) from the Debt Service Reserve Account;

(ix) from the Loss Proceeds Account;

(x) from the Extraordinary Receipts Account; and

(xi) from the Operation and Maintenance Reserve Account;

provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 2.08 Operating Accounts.

(a) For each Monthly Period in which any Operating Costs are contemplated to be paid in the then-current O&M Budget, the Borrower shall, concurrently with the Transfer/Withdrawal Requests delivered by the Borrower with respect to such Monthly Period, deliver to the Collateral Agent (with a copy to DOE) a certificate of a Responsible Officer of the Borrower in the form of Exhibit B (Form of Operating Expenditure Certificate) (an “Operating Expenditure Certificate”), setting forth:

(i) in reasonable detail the total amount of (A) Operating Costs (other than Payroll Costs and Extraordinary Operating Costs) expected to become due and payable by each Grantor during the Monthly Period commencing on such Monthly Transfer Date plus (B) the Payroll Costs expected to become due and payable by each Grantor during the Monthly Period commencing on such Monthly Transfer Date and the immediately following Monthly Period (the “Estimated Operating Costs” for such Grantor and the Monthly Period), including a breakdown of the aggregate amount of each of the Payroll Costs and other Operating Costs included therein and a list, in reasonable detail, of all such Payroll Costs and other Operating Costs;

(ii) the aggregate amount of the funds projected to be on deposit in each Operating Account on such Monthly Transfer Date (after giving effect to the payment of all Operating Costs (other than Extraordinary Operating Costs) that have become due and payable during the preceding Monthly Period);

(iii) the excess, if any, of the Estimated Operating Costs for each Grantor over the aggregate amount described in clause (ii) above for such Grantor’s Operating Account (such excess, the “Operating Cost Shortfall” for such Operating Accounts);

(iv) the aggregate amount budgeted for Operating Costs in the then-current O&M Budget;

(v) the cumulative amount of funds previously transferred to each Operating Account and the Extraordinary Operating Costs Account pursuant to this Section 2.08 during the then-current calendar year;

(vi) the amount by which (A) the sum of (1) the Operating Cost Shortfalls plus (2) if any, the Extraordinary Operating Cost Shortfall plus (3) the sum of the amounts certified pursuant to clause (v) above for such Monthly Period exceeds (B) 110% of the amount certified pursuant to clause (iv) above in such Operating Expenditure Certificate (the “Excess Operating Cost Shortfall” for such Operating Accounts);

(vii) the amount equal to the (A) the sum of the aggregate amount of Operating Cost Shortfalls plus, if any, the Extraordinary Operating Costs Shortfall minus (B) the Excess Operating Cost Shortfall (the “Permitted Operating Costs Amount”); and

(viii) such additional certifications as DOE shall reasonably request in respect of the satisfaction of the conditions.

(b) For each Monthly Period in which any Extraordinary Operating Costs are contemplated to be paid in the then-current O&M Budget, the Operating Expenditure Certificate shall also set forth:

(i) in reasonable detail the total amount of Extraordinary Operating Costs expected to become due and payable by the Grantors during the Monthly Period commencing on such Monthly Transfer Date (the “Estimated Extraordinary Operating Costs” for the Monthly Period), and a list, in reasonable detail, of all such Extraordinary Operating Costs;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii) the aggregate amount of the funds projected to be on deposit in the Extraordinary Operating Costs Account on such Monthly Transfer Date (after giving effect to the payment of all Extraordinary Operating Costs that have become due and payable during the preceding Monthly Period); and

(iii) the excess, if any, of the Estimated Extraordinary Operating Costs over the aggregate amount described in clause (ii) above (such excess, the “Extraordinary Operating Cost Shortfall” for such Operating Accounts);

(c) If an Excess Operating Cost Shortfall (as set forth in the Operating Expenditure Certificate) for any Monthly Period is greater than zero, the Borrower may only deliver Transfer/Withdrawal Requests to transfer funds to the Operating Accounts and the Extraordinary Operating Costs Account, in the aggregate, for such Monthly Period in excess of the Permitted Operating Costs Amount after DOE has delivered its written approval to do so.

(d) Following the timely receipt by the Collateral Agent of Transfer/Withdrawal Requests submitted by the Borrower, and countersigned for approval by DOE, and the corresponding Operating Expenditure Certificate dated as of the same date, the Collateral Agent shall, in accordance with the terms of such Transfer/Withdrawal Request, transfer funds on the relevant Monthly Transfer Date from the Borrower Revenue Account to the Operating Accounts, as provided in Section 2.06(c) (Transfers from the Revenue Account), in an amount not to exceed the applicable Operating Cost Shortfall, the Extraordinary Operating Costs Shortfall or such lesser amount as may be permitted under Section 2.08(c) (Operating Accounts).

(e) In the event that, on any Monthly Transfer Date, there are insufficient funds available in the Borrower Revenue Account to make in full the transfers to the Operating Accounts contemplated by Section 2.08(d) (Operating Accounts), the Collateral Agent shall, in accordance with the terms of the applicable Transfer/Withdrawal Requests, cause the Depositary Bank to transfer funds (in an aggregate amount equal to the amount of such deficiency) from the following Project Accounts to the Operating Accounts in accordance with the following order of priority, to the extent of the Account Balance in each such Project Account:

(i) from the Distribution Account;

(ii) the Additional Sponsor Contributions Account;

(iii) the SpokeCo Capital Expenditures Account;

(iv) from the Construction Reserve Account (after giving effect to any other transfer to be made on such date);

(v) from the Delayed Prepayment Account, so long as DOE has expressly consented to such transfer;

(vi) from the ECF Prepayment Account, so long as DOE has expressly consented to such transfer;

(vii) from the Extraordinary Receipts Account;

(viii) from the Loss Proceeds Account;

(ix) from the Operation and Maintenance Reserve Account;

(x) from the Borrower DSRA Sub-Account of the Debt Service Reserve Account; and

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(xi) from the Debt Service Payment Account.

(f) Each Grantor hereby covenants and agrees that all funds deposited in each Operating Account or the Extraordinary Operating Costs Account in accordance with this Section 2.08 will be applied solely and exclusively to pay the Operating Costs for which such funds were requested in the applicable Operating Expenditure Certificate. Subject to the foregoing, and provided that no Event of Default has occurred and is continuing, the Grantors shall be permitted to (i) make transfers and withdrawals from their respective Operating Accounts to pay such Operating Costs and (ii) deliver Transfer/Withdrawal Requests requesting the transfer or withdrawal of funds from the Extraordinary Operating Costs Account to pay the Extraordinary Operating Costs for which such funds were requested, attaching the invoices or equivalent documentation evidencing the incurrence of such Extraordinary Operating Costs and that such Extraordinary Operating Costs have become due and payable.

(g) Notwithstanding the foregoing, for so long as the Account Balance in the Ramp-up Costs Account is greater than zero, any Transfer/Withdrawal Requests submitted by the Borrower, to the Collateral Agent pursuant to Section 2.06(c) (Transfers from the Revenue Account) with respect to any Monthly Transfer Date shall instruct the Collateral Agent to cause the Depositary Bank to transfer from the Ramp-up Costs Account to the SpokeCo Operating Account, the HubCo Operating Account and the Extraordinary Operating Costs Account, before making any other transfer pursuant to Section 2.06(c) (Transfers from the Revenue Account), an amount equal to the lowest of (x) the Operating Cost Shortfalls for the SpokeCo Operating Account and the HubCo Operating Account or the Extraordinary Operating Cost Shortfall for the Extraordinary Operating Costs Account, respectively, (y) the lesser amount permitted to be transferred pursuant to clause (c) above (in which case, the transfers should be made in the same priority as contemplated in Section 2.06(c)(iii) (Transfers from the Revenue Account)) and (z) the Account Balance in the Ramp-up Costs Account (in which case, the transfers shall be made pro rata to each of the SpokeCo Operating Account, HubCo Operating Account and Extraordinary Operating Costs Account, on the basis of the Operating Cost Shortfall and the Extraordinary Operating Costs Shortfall.

Section 2.09 Operation and Maintenance Reserve Account. (a) The Operation and Maintenance Reserve Account shall be funded in accordance with and subject to Section 2.06 (Revenue Accounts) and Section 2.10(d) (Construction Reserve Account) of this Agreement and Section 2.02(c) (Contingent Equity Commitment) of the Sponsor Support Agreement.

(b) If, on any Monthly Transfer Date and after giving effect to any transfer to the Operating Accounts and the Extraordinary Operating Costs Account pursuant to Section 2.06(c) (Transfers from the Revenue Account), the amount available in the Borrower Revenue Account would be insufficient to transfer the amount provided in Section 2.08(d) (Operating Accounts), the Collateral Agent shall, in accordance with the applicable Transfer/Withdrawal Request, cause the Depositary Bank to withdraw the amount of such insufficiency from the Operation and Maintenance Reserve Account and deposit such amount into the applicable Operating Account(s) for application on such date in accordance with Section 2.08(e) (Operating Accounts) and as directed by the Collateral Agent in the relevant Operating Expenditure Certificate.

Section 2.10 Construction Reserve Account. (a) The Collateral Agent (acting at the direction of the Borrower (countersigned for approval by DOE) or DOE as applicable) shall instruct the Depositary Bank to deposit into the Construction Reserve Account amounts received by it, and credit to such account any Acceptable Letter of Credit delivered to it, in satisfaction of the Sponsor’s obligation to make Equity Contributions or deliver Acceptable Letters of Credit pursuant to Section 2.02(b) (Funding of Construction Reserve Account) of the Sponsor Support Agreement, and which such Person has advised the Depositary Bank are to be deposited or credited to the Construction Reserve Account.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) If on any date, DOE has notified the Borrower and the Collateral Agent that (i) the sum of (x) funds on deposit in the Construction Account and (y) the Maximum Principal Amount available to be drawn is insufficient, or (ii) the conditions precedent to the making of Advances have not been satisfied in time, in each case, to pay for Project Costs when they become due and payable and remain outstanding, the Borrower shall instruct the Collateral Agent, by delivering a Transfer/Withdrawal Request countersigned for approval by DOE, to cause the Depositary Bank to transfer funds from the Construction Reserve Account to the Construction Account in the amounts needed to pay for such Project Costs and other costs and expenses required to be incurred to permit the Borrower to achieve Project Completion, no later than five Business Days prior to such Project Costs or other costs, in each case described in DOE’s notice, becoming due and payable.

(c) The Borrower, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), may direct the Collateral Agent to cause the Depositary Bank to transfer funds from the Construction Reserve Account to (i) the DBA Holdback Account, (ii) FFB, to the extent of the funds available therein, in the amount necessary to mandatorily prepay the Loan and pay interest, the FFB Premium and any other amounts required to be paid in connection with such prepayment, in the full amount required by and in accordance with Section 3.06(c)(x) (Project Completion Prepayment) of the Loan Agreement, after giving effect to any transfer instructed pursuant to Section 2.03(d) (Construction Reserve Account), (iii) the Debt Service Payment Account or (iv), if approved in writing by DOE, any other Project Account and for the purpose approved by DOE, in each case of clauses (i) through (iv) in such amounts as provided in such instructions; provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

(d) Pursuant to a Transfer/Withdrawal Request (countersigned for approval by DOE) delivered by the Borrower to the Collateral Agent, the Borrower shall direct the Collateral Agent to cause the Depositary Bank to transfer funds on the first Monthly Transfer Date immediately after the Commissioning Completion Date, from the Construction Reserve Account to the Operation and Maintenance Reserve Account in an amount at least equal to the lesser of (i) the Account Shortfall in the O&M Reserve Account as of such date, and (ii) the Account Balance in the Construction Reserve Account.

(e) On any Monthly Transfer Date occurring on or after the Project Completion Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may deliver a written notice to DOE and the Collateral Agent (the “Sponsor Completion Guarantee Termination Notice”) stating (i) that the Project Completion Date has occurred and (ii) instructions to the Collateral Agent to cause the transfer of the balance in the Construction Reserve Account to an account designated by the Sponsor in the Sponsor Completion Guarantee Termination Notice. Within seven Business Days of its receipt of the Sponsor Completion Guarantee Termination Notice, DOE shall (x) advise the Borrower whether or not such Sponsor Completion Guarantee Termination Notice is approved (and if not approved, advise the Borrower of the reasons therefor) and (y) if approved, instruct the Collateral Agent to cause the Depositary Bank to make the transfers set forth in the Sponsor Completion Guarantee Termination Notice by the second Business Day after the Collateral Agent’s receipt of DOE’s approval notice (unless such approval notice is received after 12:00 p.m. Washington, DC time on such day, in which case by the third Business Day after the Collateral Agent’s receipt of DOE’s approval notice), so long as no Default or Event of Default has occurred and is continuing and no Account Shortfall exists in any Project Account having an Account Funding Requirement.

Section 2.11 Additional Sponsor Contributions Account. (a) The Additional Sponsor Contributions Account shall be funded in accordance with Section 2.02(a)(iv) (Borrower Funding Commitment) of the Sponsor Support Agreement.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) The Borrower, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), may direct the Collateral Agent to cause the Depositary Bank to transfer funds from the Additional Sponsor Contributions Account to pay any overdue amounts owed to LGES pursuant to Section 6.2(b)(C) of the LGES Agreement or to LGC pursuant to Section 6.2(b)(C) of the LGC Agreement for the cost and expense of procuring “Nickel Sulphate” (as defined therein) to satisfy “Delivery Shortfalls” (as defined therein), so long as the Borrower has delivered to DOE, at least ten Business Days prior to the delivery of such Transfer/Withdrawal Request to the Collateral Agent, evidence satisfactory to DOE that such amounts have become due and payable to LGC or LGES, as applicable.

(c) Funds may also be transferred from the Additional Sponsor Contributions Account to other Project Accounts as provided in Section 2.07 (Debt Service Payment Account) or Section 2.08 (Operating Accounts).

Section 2.12 DBA Holdback Account. (a) The DBA Holdback Account shall be funded in accordance with and subject to Section 2.05 (Construction Account), Section 2.06(c) (Transfers from the Revenue Account) or as otherwise agreed in writing by DOE (with a copy of such agreement provided to the Collateral Agent and the Borrower).

(b) Promptly upon instruction of DOE, but in any event within two Business Days thereafter, the Borrower shall deliver to the Collateral Agent a Transfer/Withdrawal Request (countersigned by DOE) instructing the Collateral Agent to cause the Depositary Bank to withdraw funds on deposit in the DBA Holdback Account, to the extent of the balance therein, and transfer such funds in the amounts and to the applicable Person specified below, after the occurrence of any of the following events:

(i) If DOE is directed by DOL, after all interested parties, including the Borrower and the applicable Construction Contractor, have been afforded all rights available under the Davis-Bacon Act and applicable regulations thereunder in connection with a DBA Compliance Matter, to distribute all or a portion of the applicable portion of the DBA Holdback Amount related thereto to DOL for payment to the applicable employees, then the Borrower shall instruct the Collateral Agent to cause the Depositary Bank to transfer (A) the amount instructed by DOL, not to exceed the amount withheld from the applicable DBA Compliance Matter Contractor in respect of such DBA Compliance Matter, to the account specified by DOL, and (B) the remaining amount withheld from such DBA Compliance Matter Contractor, to such DBA Compliance Matter Contractor; or

(ii) If DOL has notified DOE that (A) there has been a finding by DOL that the applicable DBA Compliance Matter Contractor has fully complied with the Davis-Bacon Act and applicable regulations thereunder, or (B) there has been full execution of, and payment under, a settlement agreement in connection with a DBA Compliance Matter, then the Borrower shall instruct the Collateral Agent to transfer the full portion of the DBA Holdback Amount withheld from such DBA Compliance Matter Contractor in connection with the applicable DBA Compliance Matter to the account of such DBA Compliance Matter Contractor designated in such Transfer/Withdrawal Request.

(c) If any amount remains on deposit in the DBA Holdback Account after application pursuant to clauses (i) and (ii) above and no DBA Compliance Matter remains outstanding, promptly upon instruction of DOE, but in any event within two Business Days thereafter, the Borrower shall deliver to the Collateral Agent a Transfer/Withdrawal Request (countersigned by DOE) instructing the Collateral Agent to cause the Depositary Bank to transfer such amount to (x) prior to the Final Completion Date, the Construction Account for application in accordance with Section 2.05 (Construction Account) and (y) from and after the Final Completion Date, to the Borrower Revenue Account, except for any portion of such amount that constitutes proceeds of any Advance, which proceeds shall be used to prepay the Loan.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) Without limiting the generality of anything contained elsewhere herein, if the Borrower fails to deliver any Transfer/Withdrawal Request required to be delivered pursuant to this Section 2.11 (DBA Holdback Account) when required, DOE may instruct the Collateral Agent to cause the Depositary Bank to make the withdrawals and transfers contemplated in this Section 2.11 (DBA Holdback Account).

Section 2.13 Debt Service Reserve Account. (a) The Debt Service Reserve Account shall be funded in accordance with and subject to Section 2.05 (Construction Account) or Section 2.06 (Revenue Accounts).

(b) Funds may be transferred from the Debt Service Reserve Account to other Project Accounts as provided in Section 2.06 (Revenue Accounts), Section 2.07 (Debt Service Payment Account) or Section 2.08 (Operating Accounts).

(c) Solely for purposes of record keeping and identification of funds deposited in the Debt Service Reserve Account and tracking the use thereof, the Collateral Agent and the Depositary Bank shall maintain in their books the Advance Proceeds DSRA Subaccount and the Borrower Funds DSRA Subaccount of the Debt Service Reserve Account. In any Transfer/Withdrawal Request instructing the transfer of funds to or from the Debt Service Reserve Account, the Borrower shall also indicate the subaccount to which the applicable funds shall be credited or debited; provided that proceeds from any Advance deposited in the Debt Service Reserve Account shall be credited to the Advance Proceeds DSRA Subaccount and any other cash deposited in, or any Acceptable Letter of Credit delivered in lieu thereof, shall be credited to the Borrower Funds DSRA Subaccount. Unless otherwise provided for in this Agreement, to the extent funds are requested or required to be transferred from the Debt Service Reserve Account, the Collateral Agent and the Depositary Bank shall debit first the Advance Proceeds DSRA Subaccount to the extent of the funds credited thereto and then the Borrower Funds DSRA Subaccount.

(d) If on any Monthly Transfer Date an Account Surplus exists in the Debt Service Reserve Account, and such Account Surplus exceeds the amount on deposit or credited to the Borrower Funds DSRA Subaccount, after giving effect to the transfers required to be made from the Debt Service Reserve Account pursuant to Section 2.06 (Revenue Accounts) on such Monthly Transfer Date, the Borrower shall instruct in the Transfer/Withdrawal Request deliver for such Monthly Transfer Date to withdraw the remaining portion of such Account Surplus in the Debt Service Reserve Account and use such amount to prepay Advances and capitalized interest in accordance with Section 3.06(c) (Mandatory Prepayments) of the Loan Agreement.

Section 2.14 Delayed Prepayment Account. (a) The Delayed Prepayment Account shall be funded when and in the amount specified in each Transfer/Withdrawal Request delivered to the Collateral Agent pursuant to Section 3.06(f) (Delayed Mandatory Prepayment Election) of the Loan Agreement; it being understood that, unless DOE has agreed in writing to the Grantors’ proposed use of funds on deposit on a different account, the Transfer/Withdrawal Request shall instruct the Collateral Agent to cause the Depositary Bank to withdraw funds from the following accounts, and transfer them to the Delayed Prepayment Account:

(i) in the case of a Mandatory Prepayment Event under clause (ii) (Excess Cash Flow) of Section 3.06(c) (Mandatory Prepayments) of the Loan Agreement, the ECF Prepayment Account;

(ii) in the case of a Mandatory Prepayment Event under clause (iii) (Performance Damages), (v) (Project Document Amounts), (vi) (Disposition of Assets) or (xii) (Other Extraordinary Amounts) of Section 3.06(c) (Mandatory Prepayments) of the Loan Agreement, any Revenue Account;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iii) in the case of a Mandatory Prepayment Event under clause (iv) (Loss Proceeds) of Section 3.06(c) (Mandatory Prepayments) of the Loan Agreement, the Loss Proceeds Account;

(iv) in the case of a Mandatory Prepayment Event under clause (x) of Section 3.06(c) (Mandatory Prepayments) of the Loan Agreement, the Construction Account or the Construction Reserve Account; and

(v) in the case of a Mandatory Prepayment Event under clause (xii) of Section 3.06(c) (Mandatory Prepayments) of the Loan Agreement, the Extraordinary Receipts Account.

(b) At least ten Business Days before each Delayed Prepayment Date, the Borrower shall deliver to the Collateral Agent a Transfer/Withdrawal Request countersigned by DOE for approval, directing the Collateral Agent to cause the Depositary Bank to:

(i) withdraw from the Delayed Prepayment Account and transfer to FFB the balance on deposit therein for application to the mandatory prepayment of the Loan and accrued interest and any other amounts due and payable in connection with such prepayment; and

(ii) if the Borrower is required to prepay any additional amount pursuant to the proviso of Section 3.06(f) (Delayed Mandatory Prepayment Election) of the Loan Agreement, withdraw from any Revenue Account and transfer to the Delayed Prepayment Account, prior to executing the transfer contemplated in clause (i) above, the additional amount required to be paid by the Borrower pursuant to such proviso;

provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, the Collateral Agent, at the direction of DOE, shall be entitled to issue such direction on behalf of the Borrower.

Section 2.15 ECF Prepayment Account. (a) The ECF Prepayment Account shall be funded in accordance with and subject to Section 2.06(c) (Transfers from the Revenue Account).

(b) Unless the Borrower has elected to delay such mandatory prepayment in accordance with Section 3.06(f) (Delayed Mandatory Prepayment Election) of the Loan Agreement, no later than five Business Days prior to the date on which a mandatory prepayment must be made pursuant to Section 3.06(c)(ii) (Excess Cash Flow) or Section 3.06(c)(xi) (Deferred ECF Prepayments) of the Loan Agreement is required to be made, the Borrower shall deliver to the Collateral Agent a Transfer/Withdrawal Request, countersigned by the DOE, instructing the Collateral Agent to cause the Depositary Bank to (i) withdraw the amount on deposit in the ECF Prepayment Account (or, in the case of a mandatory prepayment pursuant to Section 3.06(c)(xi)(A) (Deferred ECF Prepayments) of the Loan Agreement, the amount instructed by DOE not to exceed the amount on deposit in the ECF Prepayment Account) and (ii) transfer such amount to FFB as a prepayment of the Loan, accrued interest and other amounts due and payable in connection with such prepayment; provided, that, without limiting the generality of anything contained elsewhere herein, if the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) At any time the balance in the ECF Prepayment Account is greater than zero and a mandatory prepayment pursuant to Section 3.06(c)(ii) (Excess Cash Flow) of the Loan Agreement is not required to be made with such balance and the Borrower has elected not to delay such mandatory prepayment in accordance with Section 3.06(f) (Delayed Mandatory Prepayment Election) of the Loan Agreement, the Borrower may, with the written consent of DOE (or at the written direction of DOE, the Borrower shall), instruct the Collateral Agent, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), to cause the Depositary Bank to withdraw funds on deposit in the ECF Prepayment Account in the amount approved or directed by DOE, and transfer such amount to the Construction Account for application in accordance with the terms of Section 2.05 (Construction Account) or to any other Project Account or Person as DOE may instruct or consent for the benefit of the Borrower; provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

Section 2.16 Distribution Account. (a) The Distribution Account shall be funded in accordance with and subject to Section 2.06(c) (Transfers from the Revenue Account).

(b) Upon the written request of the Borrower, DOE shall direct the Collateral Agent to cause the Depositary Bank to transfer funds on deposit in the Distribution Account to the Borrower (or to any other Person at the direction of the Borrower) on any date on which a Restricted Payment is permitted pursuant to Section 9.04 (Restricted Payments) of the Loan Agreement and on which the Borrower certifies in writing to the Collateral Agent and DOE that the Restricted Payment Conditions have been satisfied in accordance with clause (j) of Section 9.04 (Restricted Payments) of the Loan Agreement.

Section 2.17 Ramp-up Costs Account. (a) The Ramp-up Costs Account shall be funded in accordance with Section 5.02(c) (Conditions Precedent to First Advance) of the Loan Agreement and Section 2.01(c) (Borrower Funding Commitment) of the Sponsor Support Agreement.

(b) For so long as the Account Balance in the Ramp-up Costs Account is greater than zero, the Borrower, in each Transfer/Withdrawal Request delivered pursuant to Section 2.06(c) (Transfers from the Revenue Account) with respect to each Monthly Transfer Date, shall instruct the Collateral Agent to cause the Depositary Bank to make transfers from the Ramp-up Account to the SpokeCo Operating Account, the HubCo Operating Account or the Extraordinary Operating Costs Account in accordance with Section 2.08(g) (Operating Accounts). In addition to the foregoing, the Borrower, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), may direct that funds be withdrawn from the Ramp-up Costs Account and transferred to the Debt Service Payment Account pursuant to Section 2.07(c) (Debt Service Payment Account Shortfalls); provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

(c) If on or after the Project Completion Date the cash balance in the Ramp-up Account is larger than zero, so long as no Default or Event of Default has occurred and is continuing, the Borrower may deliver a Sponsor Completion Guarantee Termination Notice instructing the Collateral Agent to cause the transfer of the cash balance in the Ramp-up Account to an account designated by the Sponsor therein. If DOE has approved a Sponsor Completion Guarantee Termination Notice that includes such instruction, DOE shall instruct the Collateral Agent to cause the Depositary Bank to make such transfer from the Ramp-up Account by the second Business Day after the Collateral Agent’s receipt of DOE’s approval notice (unless such approval notice is received after 12:00 p.m. Washington, DC time on such day, in which case by the third Business Day after the Collateral Agent’s receipt of DOE’s approval notice), so long as no Default or Event of Default has occurred and is continuing and no Account Shortfall exists in any Project Account having an Account Funding Requirement.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 2.18 Loss Proceeds Account. (a) At the written direction of the Borrower (countersigned for approval by DOE) or DOE, as applicable, the Collateral Agent shall deposit in the Loss Proceeds Account any and all Loss Proceeds, or other payment received as a result of an Event of Loss and shall apply such Loss Proceeds and other payments in accordance with Sections 3.06(c)(iv) (Mandatory Prepayments) and 7.04 (Event of Loss) of the Loan Agreement and this Section 2.18. Loss Proceeds and other amounts received as a result of any Event of Loss shall be held by such Grantor in trust for the Collateral Agent, shall be segregated from other funds of any Grantor and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent, in the same form as received by such Grantor (duly indorsed to the Collateral Agent, if required) for deposit into the Loss Proceeds Account.

(b) The Borrower, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), may direct that all or a portion of such Loss Proceeds be withdrawn from the Loss Proceeds Account and (i) transferred or paid to the Borrower, or the applicable contractors performing the applicable restoration or repair work, in accordance with Section 7.04(c) through (g) (Event of Loss) of the Loan Agreement, (ii) transferred to the Construction Account to pay Project Costs or, after Substantial Completion and prior to Project Completion Date, any Operating Account to pay costs incurred between the Substantial Completion Date and Project Completion Date that would be Project Costs if they had been expended prior to the Substantial Completion Date, in accordance with Section 7.04(h) (Event of Loss) of the Loan Agreement, (iii) transferred to FFB therein for application to the mandatory prepayment of the Loan, accrued interest and any other amounts due and payable in connection with such prepayment when and in the amount required under Section 3.06(c)(iv) (Mandatory Prepayments) of the Loan Agreement, or (iv) transferred to the Debt Service Payment Account, the Operating Accounts pursuant to Section 2.07(c) (Debt Service Payment Account Shortfalls) or Section 2.08(e) (Operating Accounts), respectively.

(c) Solely for purposes of record keeping and identification of Loss Proceeds received with respect to a particular Event of Loss and tracking the use thereof to the applicable repairs or restoration, the Collateral Agent and the Depositary Bank may, upon DOE’s written instruction to the Collateral Agent, maintain in their books subaccounts of the Loss Proceeds Account. If more than one such subaccount is maintained at any time, in any Transfer/Withdrawal Request instructing the transfer of funds to or from the Loss Proceeds Account, the Borrower shall also indicate the subaccount to which the applicable funds shall be credited or debited.

Section 2.19 Extraordinary Receipts Account. (a) Each Grantor shall deposit, or cause to be deposited, the Net Amount of all Extraordinary Receipts into the Extraordinary Receipts Account. The Borrower shall apply all amounts on deposit in the Extraordinary Receipts Account in accordance with Section 3.06(c)(xii) (Other Extraordinary Amounts) of the Loan Agreement and this Section 2.19 (Extraordinary Receipts Account). Pending deposit into the Extraordinary Receipts Account, Extraordinary Receipts received by any Grantor shall be held by such Grantor in trust for the Collateral Agent, shall be segregated from other funds of any Grantor and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent, in the same form as received by such Grantor (duly indorsed to the Collateral Agent, if required) for deposit into the Extraordinary Receipts Account.

(b) The Borrower, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), may direct that all or a portion of such Extraordinary Receipts be withdrawn from the Extraordinary Receipts Account and transferred to FFB therein for application to the mandatory prepayment of the Loan, accrued interest and any other amounts due and payable in connection with such prepayment when and in the amount required under Section 3.06(c)(xii) (Other Extraordinary Amounts) of the Loan Agreement, or transferred to the Debt Service Payment Account or the Operating Accounts pursuant to Section 2.07(c) (Debt Service Payment Account Shortfalls) or Section 2.08(e) (Operating Accounts), respectively; provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 2.20 SpokeCo Capital Expenditures Account.

(a) Deposits into the SpokeCo Capital Expenditures Account. The SpokeCo Capital Expenditures Account shall be funded in accordance with Section 5.02(c) (Conditions Precedent to First Advance) of the Loan Agreement and Section 2.01 (Borrower Funding Commitment) of the Sponsor Support Agreement.

(b) Transfers from the SpokeCo Capital Expenditures Account. The Collateral Agent shall make disbursements, transfers or withdrawals from the SpokeCo Capital Expenditures Account to pay Covered Spoke Costs (other than Operating Costs), as directed by the Borrower in accordance with a Transfer/Withdrawal Request; provided that the Borrower may not deliver a Transfer/Withdrawal Request requesting a withdrawal or transfer from the SpokeCo Capital Expenditures Account, unless at least ten Business Days prior to the delivery thereof, the Borrower has delivered to DOE a Spoke Capex Certificate, and at least three Business Days prior to the requested withdrawal or transfer date, DOE has confirmed to the Borrower and the Collateral Agent its satisfaction with the contents thereof and the documentation attached thereto. In addition to the foregoing, the Borrower, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE), may direct that funds be withdrawn from the SpokeCo Capital Expenditures Account and transferred to the Debt Service Payment Account or the Operating Accounts pursuant to Section 2.07(c) (Debt Service Payment Account Shortfalls) or Section 2.08(e) (Operating Accounts), respectively; provided, that, without limiting the generality of anything contained elsewhere herein, in the event the Borrower shall fail timely to so direct the Collateral Agent, DOE shall be entitled to issue such direction on behalf of the Borrower.

(c) If on or after the Project Completion Date the cash balance in the SpokeCo Capital Expenditures Account is larger than zero, so long as no Default or Event of Default has occurred and is continuing, the Borrower may deliver a Sponsor Completion Guarantee Termination Notice instructing the Collateral Agent to cause the transfer of the cash balance in the SpokeCo Capital Expenditures Account to an account designated by the Sponsor therein. If DOE has approved a Sponsor Completion Guarantee Termination Notice including such instruction, DOE shall instruct the Collateral Agent to cause the Depositary Bank to make such transfer by the second Business Day after the Collateral Agent’s receipt of DOE’s approval notice (unless such approval notice is received after 12:00 p.m. Washington, DC time on such day, in which case by the third Business Day after the Collateral Agent’s receipt of DOE’s approval notice), so long as no Default or Event of Default has occurred and is continuing and no Account Shortfall exists in any Project Account having an Account Funding Requirement.

Section 2.21 Permitted Investments. (a) Funds in the Project Accounts and the Company Accounts may be invested and reinvested only in Permitted Investments at the risk and expense of the Account Owner as set forth in Section 2.01(c) (Establishment of Project Accounts, Etc.) in accordance with written instructions given to the Collateral Agent, with a copy to the Depositary Bank, which may be in the form of a standing written instruction, by such Account Owner (prior to the occurrence of an Event of Default and, thereafter during the continuance of such Event of Default, as directed by DOE) (it being expressly understood and agreed that in the absence of such written instruction, all such funds shall be held uninvested, without liability to either the Collateral Agent or the Depositary Bank on account of such non-investment) and, unless an Event of Default has occurred and is continuing, such Account Owner shall be entitled to instruct the Collateral Agent to liquidate Permitted Investments for purposes of effecting any such investment or reinvestment or any payment due hereunder; provided, that such Account Owner shall not give any such instruction except in accordance with the following:

(i) funds in the Debt Service Payment Account as of any date may be invested only in Permitted Investments the final maturity of which is not later than the second Business Day preceding the next Payment Date or such other earlier date on which funds will be required to be transferred from the Debt Service Payment Account;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii) funds in the Borrower Funds DSRA Subaccount of the Debt Service Reserve Account as of any date may only be invested in Permitted Investments the maturity of which shall be staggered as necessary to ensure that, in the aggregate, such Permitted Investments will become due and payable in a manner that would permit the application of the proceeds thereof to pay all principal and interest that will become due and payable in respect of the Loan on or before the sixth Monthly Transfer Date after such date without having to liquidate any such Permitted Investment prior to its stated maturity; provided, that proceeds from any Advance that are deposited into the Debt Service Reserve Account shall remain uninvested until applied in full to the uses permitted for funds on deposit into the Debt Service Reserve Account;

(iii) funds in the Operation and Maintenance Reserve Account, the Loss Proceeds Account, the Extraordinary Receipts Account, the Delayed Prepayment Account and the ECF Prepayment Account may only be invested in Cash Equivalents; and

(iv) funds in any other Project Account not otherwise expressly provided for in this Section 2.21(a) may only be invested in Permitted Investments the final maturity of which shall not be later than the 90th calendar day after the date of such investment.

(b) Funds in the Advance Proceeds DSRA Subaccount of the Debt Service Reserve Account or in any Company Account must be invested in cash held in that account only.

(c) Earnings from any Permitted Investments in any Project Account or Company Account shall be deposited into such Project Account or Company Account. The Collateral Agent shall not be liable for any loss, including, without limitation, any loss of principal or interest, or any breakage fees or penalties in connection with the purchase or liquidation of any Permitted Investment. The Collateral Agent shall be permitted to receive additional compensation that could be deemed to be in its economic self-interest for (i) serving as an investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Collateral Agent does not guarantee the performance of any Permitted Investments. For the avoidance of doubt, in connection with any such agreement with respect to the investment of funds, the Collateral Agent shall be entitled to all of its rights, protections, and immunities provided hereunder. If and when cash is required for disbursement in accordance with this Article II (Project Accounts; Distributions), the Collateral Agent is authorized, without instructions from the applicable Account Owner to the extent necessary to make payments required pursuant to this Article II (Project Accounts; Distributions) in the event the Borrower fails to direct the Collateral Agent to do so in a timely manner, to cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity). All funds in the Project Accounts and all Permitted Investments made in respect thereof shall be held by the Depositary Bank and the interests of the Borrower therein shall constitute part of the security subject to the pledge and security interest created by the Security Documents.

(d) The Collateral Agent shall have the power to sell or liquidate the Permitted Investments whenever the Collateral Agent shall be required to withdraw, transfer, use or distribute the amounts held pursuant to the terms of this Agreement, together with any related fees or charges.

(e) The Collateral Agent shall make reasonable efforts to give written notice to the Borrower, as soon as practicable after, the Collateral Agent has sold or liquidated, or instructed the sale or liquidation of, any Permitted Investment, provided, that failure to give such notice shall not be a breach of this Agreement.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(f) The Borrower shall remit, or cause to be remitted, to FFB, by delivering a Transfer/Withdrawal Request (countersigned for approval by DOE) to the Collateral Agent, all interest earned on any investment of proceeds of Advances in the Project Account in excess of the interest accrued on such proceeds of Advances pursuant to the FFB Documents.

Section 2.22 Provisions regarding Company Accounts. (a) Each Grantor (i) shall grant to the Collateral Agent and DOE, and ensure that at all times the Collateral Agent and DOE have, sufficient access rights, whether through the applicable Account Bank’s online, electronic or other system, to review live and on demand (but not transact) the balance, transfers, payments, deposits and other operations made to or from its Company Accounts and (ii) hereby authorizes the Collateral Agent and DOE to access such online, electronic or other system to review such balance in and operations to and from the Company Accounts and to directly contact the applicable Account Bank and request restoration of such access or make other inquiries with respect to such access.

(b) Each Grantor shall ensure that each Account Control Agreement provides that if the Collateral Agent receives notification from an Account Bank that any Company Account is about to be closed for any reason, the Collateral Agent shall have the right to issue a notice of exclusive control (or activation notice or such other equivalent notice, howsoever designated) under the applicable Account Control Agreement and instruct the Account Bank of such Company Account to transfer the amounts outstanding in such Company Account to the Borrower Revenue Account.

Section 2.23 Control of Project Accounts. (a) Notwithstanding any provision herein to the contrary, the Project Accounts shall be subject to the exclusive dominion and control of the Collateral Agent and, for purposes of the UCC, shall be treated as a “securities account” within the meaning of Section 8-501 of the UCC as to which entitlement orders may only be given by the Collateral Agent. The parties hereto acknowledge and agree that, in accordance with this Agreement and the relevant Security Documents:

(i) each Project Account shall be maintained by the Depositary Bank for the Collateral Agent as a “securities account” (within the meaning of Section 8-501(a) of the UCC);

(ii) the “securities intermediary’s jurisdiction” (within the meaning of Article 8 of the UCC) of the Depositary Bank is the State of New York;

(iii) all cash, instruments, securities and other property credited to or held in each such Project Account shall be treated by the Depositary Bank as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC) for the purposes of the UCC;

(iv) the “entitlement holder” (as such term is defined in (x) Section 8-102(a)(7) of the UCC, for the purposes of the UCC, or (y) with respect to Book Entry Securities, the applicable Federal Book Entry Regulations), shall be the Collateral Agent for the benefit of the Secured Parties with respect to each such Project Account;

(v) any financial asset in registered form or payable to, or to the order of, any Person and credited to any such Project Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Collateral Agent, the Depositary Bank or in blank, or credited to another securities account maintained by the Collateral Agent or the Depositary Bank;

(vi) the Depositary Bank shall act as a “securities intermediary” (within the meaning of (x) Section 8-102(a)(14) of the UCC, or with respect to Book Entry Securities, within the meaning of the applicable Federal Book Entry Regulations) in maintaining each such Project Account and shall credit to each such Project Account each financial asset to be held in or credited to each such Project Account pursuant to the terms hereof; and

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(vii) the Depositary Bank agrees that it will comply with entitlement orders with respect to the Project Accounts originated by the Collateral Agent without further consent by any Grantor or any other Person and the Depositary Bank agrees that it will not agree with any Person other than the Collateral Agent to comply with entitlement orders with respect to the Project Accounts originated by any Person or entity other than the Collateral Agent.

(b) Any income received by the Collateral Agent with respect to the balance from time to time on deposit and invested in each such Project Account, including any investment income or capital gains on investments in overnight securities made with amounts on deposit and invested in each such Project Account, shall be credited to the applicable Project Account, unless otherwise expressly provided herein. All right, title and interest in and to the cash amounts on deposit from time to time in each such Project Account, together with any Permitted Investments from time to time made pursuant to the Financing Documents, shall constitute part of the Collateral and shall be held for the benefit of the Secured Parties and shall not constitute payment of any obligation secured by any Security Document (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as provided herein.

(c) Anything herein to the contrary notwithstanding, each Account Owner irrevocably agrees that the Depositary Bank may comply with “entitlement orders” (as defined in Section 8-102(8) of the UCC) originated by the Collateral Agent and relating to each such Project Account (and all “securities entitlements” (within the meaning of Section 8-102(a)(17) of the UCC, or, with respect to Book Entry Securities, within the meaning of the applicable Federal Book Entry Regulations) carried in each such Project Account) without further consent by such Account Owner or any other Person, so long as this Agreement is in effect. Without prejudice to DOE’s rights to provide instructions to the Collateral Agent, and for the Collateral Agent to instruct the Depositary Bank, in each case in accordance with this Agreement, the Collateral Agent will not, enter into any agreement or take any action which gives any Person other than the Collateral Agent “control” (as defined in Section 8-106 of the UCC) over any such Project Account.

(d) The “financial assets” (as defined in Section 8-102(a)(9) of the UCC) or any “securities entitlement” (as such term is defined in (x) Section 8-102(a)(17) of the UCC, or (y) with respect to Book Entry Securities, in the applicable Federal Book Entry Regulations) with respect thereto, standing to the credit of any such Project Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except the face amount of any checks which have been credited to any such Project Account but are subsequently returned unpaid because of uncollected or insufficient funds, together with any related fees or charges).

(e) There are no agreements (other than the Financing Documents or any agreement or document contemplated thereby) entered into between or among the Depositary Bank, the Collateral Agent, the Sponsor and the Grantors with respect to any such Project Account. In the event of any conflict between the provisions of this Section 2.23 and any other agreement now existing or hereafter entered into, the terms of this Section 2.23 shall prevail.

(f) Subject to the foregoing and to the security interests created from time to time for the benefit of the Secured Parties pursuant to the relevant Security Documents, the Sponsor shall be the beneficial owner of the Construction Reserve Account and all funds and Permitted Investments held therein and the Borrower shall be the beneficial owner of all funds and all Permitted Investments held in all other Project Accounts, and all income earned on Permitted Investments held in any Project Account shall be for the account of the applicable Account Owner.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(g) Each of the Company Accounts will be subject to the terms and conditions of the applicable Account Control Agreement.

Section 2.24 Appointment of the Depositary Bank. (a) Citibank, N.A., a national banking association, acting through its Agency and Trust Division, hereby agrees to act as the Depositary Bank and as “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) with respect to such Project Accounts and financial assets deposited therein or credited thereto and as a “bank” (as defined in Section 9-102(a)(8) of the UCC) with respect to such Project Accounts and credit balances not constituting financial assets credited thereto and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement. The Depositary Bank or its sub-agents shall maintain the Project Accounts during the term of this Agreement and shall treat the cash, instruments and securities in the Project Accounts as monies, instruments and securities pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties to be held in the custody of the Depositary Bank, as agent for the Collateral Agent (on behalf of the Secured Parties), in accordance with the provisions of this Agreement.

(b) The Depositary Bank represents and warrants, that, as of the date hereof, and shall be for so long as it is the Depositary Bank hereunder, in the ordinary course of its business, it maintains securities accounts for others and is acting in that capacity with respect to the Project Accounts hereunder. Each of the Depositary Bank and the Collateral Agent represents and warrants that it has not entered into any other agreement or taken any other action that gives any Person other than the Collateral Agent control over any of the Project Accounts other than as provided in this Agreement or the Financing Documents. Each of the Collateral Agent and the Depositary Bank agrees that it shall not become a party to any other agreement or take any action that gives any Person other than the Collateral Agent control over any of the Project Accounts (unless otherwise expressly permitted in this Agreement or the Financing Documents).

(c) To the extent that the Project Accounts are deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC), the Collateral Agent shall maintain with the Depositary Bank acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), the jurisdiction of which, for purposes of the UCC is the State of New York. In such case, the Collateral Agent shall have “control” (within the meaning of Section 9-104(a) of the UCC) of the Project Accounts. The Depositary Bank shall administer and manage the Project Accounts in accordance with all the terms applicable to the Project Accounts pursuant to this Agreement, and shall be subject to and comply with all the obligations that the Depositary Bank owes to the Collateral Agent with respect to the Project Accounts. The Depositary Bank agrees to comply, without any further consent of the Borrower or any other Person, with any and all instructions originated by the Collateral Agent delivered in accordance with the terms and conditions hereof and the Financing Documents directing disposition of funds and all other property in the Project Accounts.

(d) The Borrower shall not exercise any rights against or in respect of monies held in the Project Accounts, as third-party beneficiary or otherwise, except that subject to Section 2.23(a)(vii) (Control of Project Accounts), the Borrower shall have the right to make requisitions, transfers and withdrawals of monies held in the Project Accounts and to direct the investment of monies held in the Project Accounts subject to the terms and conditions of this Agreement and the other Financing Documents.

Section 2.25 Resignation and Removal of the Depositary Bank. (a) Subject to Section 2.26 (Successor Depositary Bank), the Depositary Bank may resign its appointment hereunder at any time for any reason by giving prior written notice to that effect to each of the other parties hereto; provided that (i) to the extent that the Depositary Bank and the Collateral Agent are the same Person or are Affiliates, the Collateral Agent is simultaneously resigning from its role as Collateral Agent hereunder and (ii) any such resignation shall be in accordance with any Bilateral Agreement.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) Subject to Section 2.26 (Successor Depositary Bank), DOE may remove the Depositary Bank from its appointment hereunder with or without cause by giving at least 30 days’ prior written notice to that effect to each of the other parties hereto.

Section 2.26 Successor Depositary Bank. (a) No resignation or removal pursuant to Section 2.25 (Resignation and Removal of the Depositary Bank) shall be effective until:

(i) a successor for the Depositary Bank is appointed by DOE in accordance with (and subject to) the provisions of this Section 2.26 (including, for the avoidance of doubt, DOE’s customary procurement process including, if applicable, those that require DOE to select service providers by way of an open, competitive bid process);

(ii) the resigning or removed Depositary Bank has transferred to its successor all of its rights and obligations in its capacity as the Depositary Bank under this Agreement and the other Financing Documents; provided that the Depositary Bank shall continue to perform all of its duties and obligations under this Agreement and any Bilateral Agreement until such time as a successor has assumed such duties and obligations unless doing so would be prohibited by Applicable Law; and

(iii) the successor Depositary Bank has executed and delivered an agreement to be bound by the terms of this Agreement, the Loan Agreement and the other Financing Documents and to perform all duties required of the Depositary Bank hereunder and under the other Financing Documents.

(b) If a successor to the Depositary Bank is appointed and has accepted such appointment under the provisions of this Section 2.26, then:

(i) the predecessor Depositary Bank shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii) the resignation pursuant to Section 2.25(a) (Resignation and Removal of the Depositary Bank) or removal pursuant to Section 2.25(b) (Resignation and Removal of the Depositary Bank) of the predecessor Depositary Bank notwithstanding, the provisions of this Agreement shall inure to the predecessor Depositary Bank’s benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Financing Documents while it was the Depositary Bank and such predecessor Depositary Bank shall be entitled to the payment of any fees and expenses (including legal fees and expenses) accruing to its benefit on or prior to the date of the effectiveness of such resignation or removal;

(iii) the successor Depositary Bank and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Depositary Bank had been a party hereto beginning on the date of this Agreement; and

(iv) if a successor Depositary Bank does not take office within 90 days after the retiring Depositary Bank resigns or is removed, the retiring Depositary Bank or DOE may, at the expense of the Borrower, petition any court of competent jurisdiction for the appointment of a successor Depositary Bank. Notwithstanding the replacement of the Depositary Bank, the obligations that expressly survive the termination of this Agreement shall continue for the benefit of the retiring Depositary Bank.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

ARTICLE III

[RESERVED]

ARTICLE IV

REMEDIES

Section 4.01 Remedies Generally; Notices of Default and Collateral Action Notices. (a) Upon receipt by the Collateral Agent of a Notice of Default from DOE, the Collateral Agent shall promptly provide a copy of such Notice of Default to the Borrower and the other Secured Parties. So long as such Notice of Default is in effect, the Collateral Agent shall exercise all rights and remedies provided in this Agreement and the other Financing Documents solely at the direction of DOE, as provided herein and may exercise all rights and remedies of a secured party under the UCC, including, but not limited to, the right, to the maximum extent permitted by Applicable Law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and each Grantor agrees to take all such action as may be necessary to give effect to such right). The Collateral Agent is not empowered to exercise any remedy under this Agreement or any other Financing Document unless the Event of Default described in the relevant Notice of Default is continuing, and has been so directed by DOE in a Collateral Action Notice.

(b) A Notice of Default delivered by DOE shall become effective upon receipt thereof by the Collateral Agent. Notwithstanding anything in this Agreement to the contrary, a Notice of Default shall be deemed to be in effect whenever an Event of Default under Section 10.01 (Events of Default) of the Loan Agreement or any analogous provision of any other Financing Document, as applicable, with respect to any Grantor, has occurred and is continuing, but the Collateral Agent shall not be deemed to know such Event of Default has occurred unless a Responsible Officer of the Collateral Agent has received a Notice of Default describing such Event of Default or otherwise received notice thereof as provided in Section 5.03(g) (Rights and Obligations). A Notice of Default, once effective, shall remain in effect unless and until it is cancelled or the Event of Default described in the relevant Notice of Default has been cured or waived by DOE.

Section 4.02 Application of Collateral after an Event of Default. (a) If an Event of Default has occurred and is continuing, the Collateral Agent may (without obligation unless so instructed by DOE), without limiting the generality of Section 4.01(a) (Remedies Generally; Notices of Default and Collateral Action Notices), after written notice to DOE and without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), (i) collect, receive, appropriate and realize upon the Collateral, or any part thereof; (ii) require any Grantor to, and such Grantor shall, assemble the Collateral and make it available to the Collateral Agent at such place or places designated by the Collateral Agent’s request; (iii) enter upon, occupy and use any premises owned or leased by any Grantor or where the Collateral is located (or is believed to be located) until the Note Obligations are paid in full without any obligation to pay rent to such Grantor, render the Collateral useable or saleable and remove the Collateral or any part thereof to the premises of the Collateral Agent for such time as the Collateral Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of any Grantor; (iv) take possession of any Grantor’s original books and records, obtain access to any Grantor’s data processing or storage equipment or service, computer hardware and software relating to the Collateral, which includes the Project IP deposited pursuant to the IP Escrow Agreement, instruct the release of any and all Deposit Material (as such term is defined in the IP Escrow Agreement),

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

and use all of the foregoing and the information contained therein in any manner the Collateral Agent deems appropriate (or as instructed by DOE); (v) upon instruction by DOE, make any compromise or settlement it deems appropriate (on instruction from DOE) with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral; (vi) upon instruction by DOE, in the Collateral Agent’s name or in the name of any Grantor or otherwise, demand, sue for, collect and receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so; (vii) upon instruction by DOE, sell, lease, assign, grant an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at a public or private sale(s), at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, (viii) upon instruction by DOE, (A) take and use or sell the Project IP; (B) take and use or sell the goodwill of any Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of such Grantor in connection with which the Trademarks or domain names have been used; and (C) direct any Grantor to refrain, in which event such Grantor shall refrain, from using the Project IP in any manner whatsoever, directly or indirectly, and any Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Project IP and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable domain name registrar to the Collateral Agent and/or (ix) upon instruction by DOE, direct the Depositary Bank to apply moneys held by it in the Project Accounts to the payment of due and unpaid Agent Fees without any requirement that such applications be made ratably from such accounts. The Collateral Agent shall have the right, upon any such sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(b) If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition and such notice shall (i) describe the Collateral Agent and each Grantor, as applicable, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that such Grantor is entitled to an accounting of the Note Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and shall have no obligation to provide any warranties at such time. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) For purposes of this Agreement, a written agreement to purchase the Collateral or any portion thereof will be treated as a sale thereof; the Collateral Agent will be free to carry out such sale pursuant to such agreement and no Grantor will be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent enters into such an agreement all Events of Default were remedied and the Note Obligations paid in full (and for the avoidance of doubt, any and all proceeds of such sale shall be distributed pursuant to clause (d) below). As an alternative to exercising the power of sale conferred upon it in this Agreement, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose on the Collateral under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section is deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) Subject to clause (a) above, all payments received and all amounts held or realized by the Collateral Agent (x) while any Event of Default is continuing (including any amounts realized by the Collateral Agent from the exercise of any remedies pursuant to Section 10.02 (Remedies; Waivers) of the Loan Agreement or any provision of this Article IV) and (y) after the Loan has been accelerated or has automatically become due and payable, shall be transferred to the Enforcement Account, together with all payments or amounts then held or thereafter received by the Collateral Agent hereunder or under any Financing Document. In addition, all amounts in the Project Accounts or the Company Accounts (x) shall be deposited into the Enforcement Account and (y) to the extent such amounts are available for distribution, upon receipt of a Collateral Action Notice setting forth the amounts required to be distributed as set forth below, on each Distribution Date, the Collateral Agent shall distribute any such amounts in the following order of priority:

(i) to the Collateral Agent for any unpaid Collateral Agent Fees, the Depositary Bank for any unpaid Depositary Bank Fees, each other Agent for their respective unpaid Agent Fees, and then to any Secured Party (other than the Collateral Agent and the Depositary Bank) which has theretofore advanced and paid to the Collateral Agent such Collateral Agent Fees or to the Depositary Bank such Depositary Bank Fees to the extent constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced and paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties (other than the Collateral Agent and Depositary Bank) in proportion to the amounts of such administrative expenses advanced by such respective Secured Parties and remaining unpaid on such Distribution Date;

(ii) to any Secured Party (other than the Collateral Agent and Depositary Bank) which has theretofore advanced and paid to the Collateral Agent and Depositary Bank any fees or expenses other than the administrative expenses specified in clause (i) above, an amount equal to the amount thereof so advanced and paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties (other than the Collateral Agent and Depositary Bank) in proportion to the amounts of such fees or expenses advanced by such respective Secured Parties and remaining unpaid on such Distribution Date;

(iii) to DOE and FFB for any unpaid expenses payable, on a pro rata basis, to them pursuant to the Financing Documents to the extent the same constitute Note Obligations;

(iv) to the holders of Note Obligations, in an amount equal to all other unpaid Note Obligations, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date; and

(v) any surplus then remaining in the Enforcement Account shall be paid to the Borrower or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this paragraph (d).

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(e) The term “unpaid” as used in this Section 4.02 with respect to the Borrower, refers to all amounts of Note Obligations outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and, in the case of an Insolvency Proceeding, whether or not such amounts are allowed in such Insolvency Proceeding, to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 4.03 (Amounts Held for Contingent Note Obligations)) have not been made in respect thereof.

(f) The Collateral Agent shall make all payments and distributions under this Section 4.02: (i) on account of any Note Obligations, to DOE or FFB, as directed by DOE and (ii) after the Release Date, to the relevant Grantor.

Section 4.03 Amounts Held for Contingent Note Obligations. In the event any Secured Party shall be entitled to receive any moneys under Section 4.02 (Application of Collateral after an Event of Default) in respect of the unliquidated, unmatured or contingent portion of the outstanding Note Obligations which are not determinable, then the Collateral Agent shall invest, at the direction of the Borrower (countersigned by DOE for approval) or DOE, as applicable, such moneys in Cash Equivalents maturing within three months after they are acquired by the Depositary Bank and to hold all such amounts so distributable, and all such Cash Equivalents and the net proceeds thereof, for the benefit of such Secured Party and for no other purpose until (a) such Secured Party shall have notified the Collateral Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Collateral Agent shall liquidate such Cash Equivalents and distribute from the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give written notice thereof to the relevant Grantor or (b) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of payment of amounts covered by any guarantee or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the relevant Grantor and the Collateral Agent and (y) such Cash Equivalents, and the proceeds thereof, shall be held in the Enforcement Account for the benefit of the applicable Secured Parties pending application in accordance with the provisions of Section 4.02 (Application of Collateral after an Event of Default).

Section 4.04 Calculations and Determinations. In making the determinations and allocations required hereunder and as contemplated by any other Financing Document, absent manifest error the Collateral Agent may conclusively rely upon information (including any Transfer/Withdrawal Requests or instructions) supplied by DOE or any other party specified hereunder or in any other Financing Document as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations and any other amount set forth in any Financing Document to be distributed hereunder, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information. All distributions made by the Depositary Bank (as instructed by the Collateral Agent) pursuant to this Agreement shall be (subject to Section 4.05 (Pro Rata Sharing) and to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party in respect of any amounts distributed to them.

Section 4.05 Pro Rata Sharing. If, through the operation of any Bankruptcy Law or otherwise, the Collateral Agent’s security interest hereunder and under the Security Documents is enforced with respect to some, but not all, of the Note Obligations then outstanding, the Collateral Agent shall nonetheless apply the proceeds of the Collateral for the benefit of the Secured Parties in the proportions and subject to the priorities specified herein; provided, that, nothing in this Section 4.05 (Pro Rata Sharing) shall be deemed to require the Collateral Agent to disregard or violate any court order binding upon it.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 4.06 General Authority of the Collateral Agent over the Collateral. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in such Grantor’s name, to (x) at any time the Collateral Agent is entitled to perform the agreements of such Grantor hereunder pursuant to Section 4.07 (Rights of the Collateral Agent to Perform in Lieu of Grantors), take any action permitted pursuant to Section 4.07 (Rights of the Collateral Agent to Perform in Lieu of Grantors), and (y) from time to time, so long as any Event of Default has occurred and is continuing, take any and all appropriate action and execute any and all documents and instruments that the Collateral Agent, DOE or the Secured Parties may deem necessary or advisable to carry out the terms of this Agreement and the Financing Documents, or accomplish the purposes hereof and thereof, including:

(a) to take any Collateral Enforcement Actions as is directed by DOE in a Collateral Action Notice;

(b) to obtain and adjust insurance required to be paid obtained by any Grantor or to the Collateral Agent pursuant to the terms of the Financing Documents;

(c) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for any and all moneys and claims for moneys due and to become due under or in connection with the Collateral (including insurance policies);

(d) to elect remedies thereunder and to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security reasonably satisfactory to the Collateral Agent has been provided;

(e) to sign any document which may be required by the United States Patent and Trademark Office, United States Copyright Office or similar registrar in order to effect an absolute assignment of all right, title and interest in the Project IP that is registered with, issued by, or applied for with the United States Patent and Trademark Office, United States Copyright Office or similar registrar, and record the same;

(f) to file any claims or take any action or institute any proceedings that the Collateral Agent acting in accordance with the Financing Documents or DOE may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Pledged Agreements, Project Documents or this Agreement and upon foreclosure and to the extent provided herein or in any Financing Document, to do any and every act which such Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Pledged Agreements or Project Documents; and

(g) to do, at DOE’s or the Secured Parties’ direction and at the expense and for the account of each Grantor, all acts and things which are necessary to protect or preserve the Collateral and to realize upon the Collateral in accordance with the provisions of the Security Documents.

Section 4.07 Rights of the Collateral Agent to Perform in Lieu of Grantors. If at any time, whether an Event of Default exists or not, any Grantor shall fail to make any payment or perform any act required to be made or performed by it hereunder or under any other Financing Document, or if any Grantor shall fail to release any Lien affecting the Collateral which it is required to release by the terms of Financing

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Documents, the Collateral Agent, upon simultaneous notice to but without demand upon such Grantor and without waiving or releasing any obligation or defaults may (upon written instruction from DOE) make such payment or perform such act for the account and at the expense of such Grantor. All sums so paid by the Collateral Agent and all costs and expenses (including, without limitation, legal fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence, shall constitute additional indebtedness secured by the Security Documents. The Collateral Agent shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Collateral Agent as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment.

Section 4.08 Right to Appoint a Receiver. If any Event of Default described in any Notice of Default has not been cured or waived by DOE and if so directed by DOE in a Collateral Action Notice, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent and the other Secured Parties under the Financing Documents, the Collateral Agent shall, to the extent permitted by Applicable Law, with notice to each Grantor but without notice to any party claiming through any Grantor, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Note Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided, that, notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash, Cash Equivalents and Permitted Investments held by or deposited with it pursuant to this Agreement or any Security Document. The exercise of the Collateral Agent’s rights under this Section 4.08 is subject to the provisions of Section 10.02 (Remedies; Waivers) of the Loan Agreement.

Section 4.09 Exercise of Powers; Instructions of DOE. (a) All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent and the other Secured Parties as set forth in any Financing Document may be exercised from time to time as herein and therein provided.

(b) DOE (or such other Person or Persons as may be designated by DOE) shall at all times have the right, by one or more Collateral Action Notices in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or any Transaction Document; provided, that (i) such direction shall not conflict with any Applicable Law, or any Financing Document and (ii) the Collateral Agent shall be adequately secured and indemnified to its satisfaction. In the absence of such direction, the Collateral Agent shall have no duty to take or refrain from taking any action unless explicitly required herein, and shall incur no liability to any Person in respect of such forbearance.

Section 4.10 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent or the Secured Parties herein or in the other Financing Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, or in any other Financing Document or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any Financing Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement, or any other Financing Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then each Grantor, the Collateral Agent and the Secured Parties shall, subject to any determination, severally and respectively be restored to their former positions and rights hereunder or under such other Financing Document with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Agreement or any other Financing Document may be enforced by the Collateral Agent without the possession of any Financing Document or instrument evidencing any Note Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, subject to Section 4.09 (Exercise of Powers; Instructions of DOE), brought in its name as Collateral Agent on behalf of the Secured Parties and any recovery of judgment shall be held as part of the Collateral.

Section 4.11 Waiver and Estoppel. (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any Applicable Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Financing Document and hereby waives, to the extent it may lawfully do so, all benefit or advantage of all such Applicable Law.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein, or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement, or any other Financing Document and consents and agrees, to the extent it may lawfully do so, that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by Applicable Law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any other Financing Document) in connection with this Agreement and the other Financing Documents and any action taken by the Collateral Agent with respect to the Collateral.

Section 4.12 Limitation by Law. All rights, remedies and powers provided in this Agreement or any other Financing Document may be exercised only to the extent that the exercise thereof does not violate any Applicable Law, and all the provisions hereof are intended to be subject to all Applicable Law and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 4.13 Deficiency; Waiver. (a) Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the then outstanding Note Obligations, including the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

(b) Each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or DOE arising out of the repossession, retention or sale of the Collateral, including, but not limited to, any claims arising by reason of the fact that the price at which the Collateral may have been sold in a commercially reasonable manner at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Note Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

ARTICLE V

THE COLLATERAL AGENT

Section 5.01 Appointment of the Collateral Agent. (a) In connection with the Project, DOE hereby appoints Citibank, N.A., a national banking association, acting through its Agency and Trust Division, to act as Collateral Agent and authorizes it to exercise such rights, powers and authorities as are specifically delegated to the Collateral Agent by the terms of this Agreement and the other Financing Documents, including:

(i) promptly notifying DOE of any material changes in the value of the Collateral of which a Responsible Officer of the Collateral Agent has been notified in writing;

(ii) monitoring each Grantor’s compliance with covenants and agreements relating to the Collateral as described in the Financing Documents;

(iii) monitoring all regulatory and UCC filings related to the Collateral to ensure that continuation statements, extensions or renewals, as applicable, are timely filed;

(iv) during the continuance of an Event of Default or of any other breach or default under the Loan Agreement, this Agreement or any other Financing Document, assisting DOE in connection with the liquidation of the Collateral or any part thereof, including selecting specialists to assist in appraisal and liquidation of the Collateral, recommending liquidation strategies, identifying potential buyers of the assets and analyzing bids;

(v) asking for, demanding, collecting, suing for, recovering, receiving and giving acquittance and receipts for moneys due and to become due under or in respect of the Collateral;

(vi) receiving, endorsing and collecting any drafts or other instruments, documents and chattel paper in connection with the preceding clause of this Section 5.01;

(vii) occupying any premises where the Collateral or any part thereof is assembled or located;

(viii) enforcing any agreements to which it is a party;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ix) creating, preserving and protecting its Liens on, and security interest in, the Collateral;

(x) filing any claims or taking any action or instituting any proceedings that it may deem necessary or desirable for the collection of any of the Collateral or otherwise to accomplish the purposes of the Security Documents or enforce its rights with respect to any of the Collateral;

(xi) exercising in respect of the Collateral, in addition to any other rights or remedies available to it and to the extent not in violation of any Applicable Law, all the rights and remedies of a secured party under the UCC;

(xii) ensuring that all Security Documents are revised or renewed as necessary; and

(xiii) ensuring that the Collateral is properly maintained for the benefit of DOE, FFB, each other Secured Party and any other third-party lenders or guarantors, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

(b) Authorization, without obligation unless so instructed by DOE, to File Financing Statements.

(i) Each Grantor hereby irrevocably authorizes (without obligation) the Collateral Agent at any time and from time to time, with simultaneous written notice to such Grantor, to file such financing statements, continuation statements and other documents in such offices as are or shall be necessary or as DOE may determine to be reasonably appropriate that (A) create, perfect and establish the priority of the Liens granted (or ratified and reaffirmed) by this Agreement in any and all of the Collateral, (B) preserve the validity, perfection or priority of the Liens granted (or ratified and reaffirmed) by this Agreement in any and all of the Collateral, (C) enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement, (D) indicate the Collateral (x) as all of the assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (E) provide any other information required by Part 5 of Article 9 of the UCC or the Uniform Commercial Code of such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which the Collateral relates. Each Grantor agrees to furnish any such information to DOE and the Collateral Agent promptly upon the Collateral Agent’s or DOE’s request. In furtherance of the foregoing, each Grantor hereby authorizes (without obligation) each of DOE and the Collateral Agent to file or cause to be filed or register or cause to be registered any such fixture filings, mortgages or deeds of trust and other Liens on its behalf and Borrower’s cost and expense.

(ii) Each Grantor hereby ratifies its prior authorization for the Collateral Agent to file any fixture filings, mortgages, deeds of trust or financing statements of the type described in clause (a) above relating to the Collateral if filed prior to the date of this Agreement.

(iii) Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Collateral Agent or DOE and agrees that it shall not do so without the prior written consent of the Collateral Agent or DOE, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iv) Each Grantor shall provide the Collateral Agent with a filed stamped copy of each Uniform Commercial Code statement related to the Collateral.

(c) The Collateral Agent, by its signature below, accepts such appointment. Each Grantor hereby acknowledges and consents to such appointment.

Section 5.02 Duties and Responsibilities. (a) The Collateral Agent shall not have any duties or responsibilities except those expressly set out in this Agreement or in the other Financing Documents to which it is a party as Collateral Agent and any other agreement between DOE and the Collateral Agent, and no implied covenants or obligations shall be read into this Agreement or in the other Transaction Documents against the Collateral Agent. Notwithstanding anything to the contrary contained herein or in any other Financing Document, the Collateral Agent shall not be required to take any action that is contrary to any Applicable Law or any Transaction Document.

(b) The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Agreement and the other Financing Documents to which the Collateral Agent is a party. The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and the other Financing Documents to which it is a party. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, the other Financing Documents and Applicable Law and, except as otherwise expressly provided in the Security Documents or the other Financing Documents, as shall be directed in writing by DOE. Further, the Collateral Agent shall take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States of America to achieve maximum recovery upon an Event of Default.

(c) The Collateral Agent shall not release, share or subordinate any of the Collateral held for the benefit of the Secured Parties, or any Liens on the Collateral held for the benefit of the Secured Parties, except: (i) upon the written direction of DOE; (ii) on the Release Date, as certified to the Collateral Agent by DOE; (iii) for Collateral consisting of a debt instrument if the indebtedness evidenced thereby has been paid in full, as certified to the Collateral Agent by DOE; or (iv) where such release, sharing or subordination is expressly permitted under this Agreement, any Security Documents or any other Financing Documents to which the Collateral Agent is a party. Upon the written request by the Collateral Agent or any Grantor at any time, DOE will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to any Security Document or this Section 5.02(c).

(d) Notwithstanding anything contained herein or in any other Transaction Document to the contrary, the Collateral Agent shall not be required to exercise any discretion or take any action but shall only be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of DOE, and such instructions shall be binding upon the Collateral Agent and each of the Secured Parties; provided, however, that the Collateral Agent shall not be required to take, or refrain from taking, any action which the Collateral Agent determines in its reasonable judgment to be contrary to any provision of the Security Documents, the Financing Documents or Applicable Law and shall promptly notify DOE of any such determination, which may be based on the advice of counsel.

(e) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, upon written notice to the Borrower, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted (or ratified and reaffirmed) in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

the ratable benefit of the Secured Parties, as security for the Note Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 5.03 Rights and Obligations. (a) The Collateral Agent may:

(i) assume, absent written notice to the contrary, that: (A) any representation made by any Project Participant in connection with any Transaction Document, or any certification provided in connection therewith, is true; (B) no Event of Default or Default exists; (C) no Project Participant is in breach of or in default under its obligations under any Transaction Document; and (D) any right, power, authority or discretion vested herein upon any other agent or DOE Consultant has not been exercised;

(ii) assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Project Participant or DOE Consultant has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

(iii) assume, absent actual knowledge or written notice to the contrary, that the address, electronic mail and telephone numbers for the giving of any written notice to any Person is that identified in Schedule 6.03 (Notice Addresses) until it has received from such Person a written notice designating some other office of such Person to replace any such address, or electronic mail or telephone number, and act upon any such notice until the same is superseded by a further written notice;

(iv) employ at the expense of the Borrower or such other Person in accordance with Section 4.01 (Reimbursement and Other Payment Obligations) of the Loan Agreement and the Agent Fee Letter, lawyers, accountants or other experts whose advice or services the Collateral Agent may reasonably determine are necessary, expedient or desirable, and pay reasonable fees and expenses for the advice or service of any such Person as described in Article II (Project Accounts; Distributions) and may conclusively rely upon any advice so obtained, provided, that, absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment), the Collateral Agent shall not be liable in respect of any action taken, omitted or suffered by it hereunder or under any related document in good faith and in accordance with the advice or opinion of such lawyer, accountant or other expert;

(v) conclusively rely on and shall be protected in relying, as to the truth of the statements and the correctness of the opinions expressed therein upon a certificate signed by or on behalf of any Project Participant, DOE or any DOE Consultant;

(vi) conclusively rely and shall be protected in acting or refraining from acting upon any instruction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (including the foregoing delivered in electronic format) believed by it to be genuine and to have been signed, presented or made by the proper party or parties without being required to determine the authenticity or validity thereof, or the truth or accuracy of any information stated therein; it being understood that the Collateral Agent need not verify or investigate any statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(vii) without limiting the generality of any other right granted to the Collateral Agent, refrain from acting or continuing to act in accordance with any instructions of DOE to begin any Collateral Enforcement Action arising out of or in connection with any Transaction Document until it has received such indemnity, prefunding or security from the Borrower or such other Person (other than DOE and FFB) reasonably satisfactory to the Collateral Agent, (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities that it will or may expend or incur in complying or continuing to comply with such Collateral Enforcement Action, but only to the extent the funds deposited in the Project Accounts are insufficient to cover the reasonably projected amount of such costs, claims, losses, expenses and liabilities; and

(viii) seek instructions from DOE, or so long as no Event of Default has occurred or is continuing, the Borrower or any other proper Person under the Financing Documents, as to the exercise of any of its rights, powers or authorities hereunder or in any other Transaction Document and the Collateral Agent may conclusively rely on any and all instructions or directions it receives from DOE, the Borrower (countersigned for approval by DOE where required hereby or thereby) or any other proper Person under the Financing Documents whether or not it sought such instructions or directions, and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder or in any other Transaction Document.

(b) The Collateral Agent shall:

(i) except as otherwise agreed between DOE and the Collateral Agent in a Bilateral Agreement (and, in such instance, solely as between DOE and the Collateral Agent), not be liable, answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, and the Collateral Agent shall not be liable for any action or inaction of any other parties to this Agreement, the Transaction Documents or any related document;

(ii) except where DOE has supplied such notice or document to the Collateral Agent, promptly inform DOE of the contents of any notice or document that in its capacity as Collateral Agent it receives from or delivers to: (A) the Borrower; (B) any other Project Participant; (C) any DOE Consultant; or (D) any Governmental Authority;

(iii) promptly notify DOE of the occurrence of any Event of Default or Default of which a Responsible Officer of the Collateral Agent has actual knowledge or written notice from any Person;

(iv) except as otherwise expressly provided in any Financing Document, perform its duties in accordance with any instructions given to it by DOE;

(v) if so instructed by DOE, refrain from exercising any right, power, authority or discretion vested in it as the Collateral Agent hereunder or under the other Transaction Documents (other than rights arising under this Article V or Section 10.02 (Remedies; Waivers) of the Loan Agreement); and

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(vi) not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(c) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property of the same type. Neither the Collateral Agent or DOE, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or, except as otherwise provided in this Agreement, to take any other action whatsoever with regard to the security collateral or any part thereof.

(d) No provision of this Agreement or any related document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe in its sole determination that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(e) Before the Collateral Agent acts or refrains from acting, it may require a certificate of a Responsible Officer (or in case of a certificate from DOE, a certificate from signatories authorized pursuant to an incumbency or authorized signatories list delivered by DOE to the Collateral Agent) and/or an opinion of counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate and/or opinion of counsel, provided that, in the case of any such certificate or opinion delivered by any Obligor or their counsel, DOE has confirmed in writing to the Collateral Agent that it concurs with the content thereof. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Collateral Agent shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person (and if delivered by the Borrower or on its behalf, confirmed by DOE), as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by it in good faith in reliance thereon.

(f) The Collateral Agent shall not be bound to make any investigation into (i) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Agreement, any related document or any other agreement, instrument or document, (ii) the value or the sufficiency of any Collateral or (iii) the satisfaction of any condition set forth in this Agreement or any related document, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) The Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Collateral Agent shall have (x) received written notice from DOE or an Obligor of such event referencing this Agreement or (y) obtained actual knowledge of such event. For purposes of any determination as to whether the Collateral Agent shall be deemed to have knowledge of any of the foregoing events, the Collateral Agent shall have no obligation to inquire into, or investigate as to, the occurrence of any such event. For purposes of determining the Collateral Agent’s responsibility and liability hereunder, whenever this Agreement or any other Financing Document requires the Collateral Agent to act or refrain from acting upon or during the continuation of such an Event of Default or Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Collateral Agent has been notified in writing by DOE or an Obligor in accordance herewith or has actual knowledge.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(h) In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Agent may, from time to time, request that the Borrower, DOE and any other applicable party deliver a certificate (upon which the Collateral Agent may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers; provided, that from time to time, the Borrower, DOE or such other applicable party may, by delivering to the Collateral Agent a revised certificate, change the information previously provided by it pursuant but the Collateral Agent shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate. The Collateral Agent may act in reliance upon any signature believed by it to be genuine (including any signature affixed by DocuSign) and may assume that any Person purporting to make any statement, execute any document, or send any instruction in connection with the provisions hereof has been duly authorized to do so.

(j) The Collateral Agent shall not be liable for failing to comply with its obligations under this Agreement or any related document insofar as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required.

(k) The Collateral Agent shall not be required to take any action under this Agreement or any related document if taking such action (A) would subject the Collateral Agent to a tax in any jurisdiction other than the United States, Canada, any state, province, territory or possession of any of them or other subdivision of any of the foregoing where it is not then subject to a tax or (B) would require the Collateral Agent to qualify to do business in any jurisdiction other than the United States, Canada, any state, province, territory or possession of any of them or other subdivision of any of the foregoing where it is not then so qualified.

(l) The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder and in any other Transaction Document, and each Agent, custodian and other Person employed to act hereunder and in any other Transaction Document.

Section 5.04 No Responsibility for Certain Conduct. (a) In connection with the Financing Documents, notwithstanding anything to the contrary expressed or implied herein or in the other Financing Documents, the Collateral Agent shall not:

(i) be bound to inquire as to: (A) whether or not any representation or certification made by any other Person in connection with any Transaction Document is true or correct; (B) the occurrence or otherwise of any Event of Default or Default; (C) the performance by any other Person of its obligations under any of the Transaction Documents; or (D) any breach of or default by any other Person of its obligations under any of the Transaction Documents;

(ii) be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as expressly provided under the Financing Documents;

(iii) be bound to disclose to any Person any information relating to the Project or to any Person if such disclosure would, or might in its opinion, constitute a breach of any Applicable Law or be otherwise actionable at the suit of any Person; or

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iv) have a fiduciary or other client relationship with any Secured Party or be under any duties or obligation other than those for which express provision is made in this Agreement or in any other Financing Document to which such Person is a party.

(b) The Collateral Agent shall not have any responsibility for (i) the accuracy or completeness of any information supplied by any Person (other than itself) in connection with the Project, (ii) or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other document referred to herein or provided for herein or therein or (iii) for any recitals, statements, representations or warranties made by the Borrower or any other Person contained in the Loan Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by the Collateral Agent, hereunder or thereunder.

(c) Nothing in this Agreement or any other Financing Document shall be interpreted to require the Collateral Agent to advance or expend its own funds to make any payments hereunder or thereunder. The Collateral Agent shall not be required to invest, or be under any liability for interest, on any monies at any time received by it pursuant to this Agreement or any other Financing Document, except as otherwise expressly provided herein or in any other Financing Document to which it is a party.

(d) The Collateral Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of banking or other business with any Person, without any duty to account therefor to the Secured Parties.

Section 5.05 No Liability. Neither the Collateral Agent, nor any of its officers, directors, employees or agents shall be liable:

(a) as a result of any failure by any Grantor or its Affiliates or any Person party hereto or to any other Transaction Document (other than the Collateral Agent) to perform their respective obligations hereunder or under any other Transaction Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Transaction Document;

(b) to any Grantor, Secured Party, Project Participant or DOE Consultant for any action taken or omitted under this Agreement or under the other Transaction Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent, as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment. DOE (and any Person claiming through it) hereby releases, waives, discharges and exculpates the Collateral Agent for any action taken or omitted by the Collateral Agent under this Agreement or under the other Transaction Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment; or

(c) for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Collateral Agent as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment.

Section 5.06 Limitation on Liability. In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. No claim shall be made by any Account Owner or any of its Affiliates against the Collateral Agent or any of its Affiliates, directors, employees, attorneys or agents, for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, the Loan Agreement or the other Transaction Documents or any act or omission or event occurring in connection therewith; and each Account Owner and its Affiliates hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The Collateral Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments, or decrees issued by any court or administrative agency affecting any money, documents, or things held by the Collateral Agent. The Collateral Agent shall not be liable to any of the parties hereto or any other Secured Party, their successors, heirs, or personal representatives by reason of the Collateral Agent’s compliance with such writs, orders, judgments, or decrees, regardless of whether any such writ, order, judgment, or decree is later reversed, modified, set aside, or vacated.

Section 5.07 Non-Reliance on the Collateral Agent and DOE. Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates, except as expressly set forth hereunder, has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent and DOE that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, and made its own decision to enter into the Financing Documents, and enter into this Agreement. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Financing Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person.

Section 5.08 Fees and Expenses of Collateral Agent and Depositary Bank. (a) The Borrower shall be responsible for paying the fees and expenses of the Collateral Agent and the Depositary Bank, including, without limitation, all the fees and expenses described in Section 4.01 (Reimbursement and Other Payment Obligations) of the Loan Agreement and the Agent Fee Letter, in connection with the Project, the Transaction Documents and the Loans under all circumstances, without recourse to DOE, any other Grantor or any other Person.

(b) The Borrower shall (i) indemnify the Collateral Agent and the Depositary Bank (as applicable) against any and all costs, claims, losses, expenses (including reasonable legal fees and expenses, and the costs and expenses of enforcing such rights, whether such claim is asserted by the parties hereto, or any other Person) and liabilities, that the Collateral Agent and the Depositary Bank may incur in acting in their capacity as the Collateral Agent or Depositary Bank, as the case may be, hereunder and under the Loan Agreement and other Transaction Documents, other than by reason of their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment) and (ii) without limitation of the foregoing, reimburse the Collateral Agent and Depositary Bank (as applicable) promptly upon demand for any out-of-pocket expenses (including reasonable legal fees and expenses) incurred by the Collateral Agent and the Depositary Bank in connection with the preparation, execution, administration or enforcement of, or services provided in respect of rights or responsibilities under, the Transaction Documents.

(c) The Borrower and the Collateral Agent expressly acknowledge and agree that:

(i) neither DOE nor FFB shall be financially liable to the Collateral Agent for any services rendered or expenses incurred in connection with the Project under any circumstances whatsoever, including whether any Advance occurs or under circumstances in which the Borrower fails to pay such fees and expenses;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii) the Borrower shall acknowledge and pay all fees and expenses represented by periodic invoices for services rendered by the Collateral Agent and the Depositary Bank to the Secured Parties with respect to the Project upon their periodic presentation thereof by the Collateral Agent and Depositary Bank, including all fees and expenses incurred prior to or on the Effective Date, in each case, as separately agreed between the Borrower on the one hand and the Collateral Agent and Depositary Bank on the other;

(iii) while the services provided by the Collateral Agent shall be rendered for the benefit of the Secured Parties in connection with the Project, the invoices of the Collateral Agent shall be the sole responsibility of the Borrower, notwithstanding that the Collateral Agent is an agent of DOE; and

(iv) the Borrower specifically disclaims any implication of confidential, fiduciary or other client relationship between the Borrower or any other Grantor and the Collateral Agent as a result of this Section 5.08 and shall not interfere with the relationship (including the ability to terminate the agency relationship) between the Collateral Agent and DOE.

(d) The Borrower shall, whether or not the transactions contemplated under the Loan Agreement are consummated, indemnify the Collateral Agent and the Depositary Bank and each of their respective officers, directors, employees, representatives, attorneys and agents (each an “Indemnified Person”) from and hold each of them harmless against, and reimburse the Indemnified Person for, any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, Environmental Claims), actions, judgments, suits, costs, expenses, tax, and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Person is a party thereto) arising out of or related to the entering into and performance of any Transaction Document or the disbursement of, or use of the proceeds of, any Advance or the consummation of any transactions contemplated herein or in any Transaction Document, including the fees and expenses of counsel selected by such Indemnified Person incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 5.08 (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction) (collectively, “Indemnity Claims”).

(e) Without limitation to the provisions of clause (b) above, the Borrower agrees to defend, indemnify and hold harmless each Indemnified Person and each of its respective directors, officers, shareholders, agents, employees, participants, successors and assigns, from and against any and all Indemnity Claims. This Section 5.08(e) shall not apply with respect to Taxes related solely to income earned by Collateral Agent and Depositary Bank in connection with its obligations hereunder.

(f) All sums paid and costs incurred by any Indemnified Person with respect to any matter indemnified hereunder shall bear interest at the Late Charge Rate from the date the Borrower receives notice thereof from such Indemnified Person, until reimbursed by the Borrower, and all such sums and costs shall be added to the Note Obligations and be secured by the Security Documents and shall be immediately due and payable on demand. Each such Indemnified Person shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder; provided, that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 5.08.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(g) Within seven Business Days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 5.08, each Indemnified Person shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Person to so notify the Borrower of any such action shall not affect the Borrower’s obligations under this Section 5.08.

(h) To the extent that the undertaking in the preceding clauses of this Section 5.08 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Laws to the payment and satisfaction of such undertakings.

(i) The provisions of this Section 5.08 shall survive foreclosure under or any other termination of the Security Documents, satisfaction or discharge of the Note Obligations and the resignation or removal of the Collateral Agent or the Depositary Bank, as the case may be, and shall be in addition to any other rights and remedies of any Indemnified Person.

(j) Any amounts payable by the Borrower pursuant to this Section 5.08 shall be payable (i) not later than the later of (A) ten Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Person and (B) five Business Days prior to the date on which such Indemnified Person expects to pay such costs on account of which the Borrower’s indemnity hereunder is payable, and if not paid by such applicable date, shall bear interest at the Late Charge Rate from and after such applicable date until paid in full, and (ii) whether or not this Agreement or the Loan Agreement is terminated or any Advance made.

(k) Any Indemnified Person against whom any Indemnity Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Person is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 5.08.

(l) Upon payment of any Indemnity Claim by the Borrower pursuant to this Section 5.08, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto, and such Indemnified Person shall (at the request and expense of the Borrower) reasonably cooperate with the Borrower and give (at the request and expense of the Borrower) such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

(m) Notwithstanding any other provision of this Section 5.08, the Borrower shall not be entitled to any (i) notice, (ii) participation in the defense of, (iii) consent rights with respect to any compromise or settlement or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section 5.08 with respect to any action, suit or proceeding against the Borrower or any other Obligor, including any claim that the Borrower or its Affiliates may now have or hereafter acquire against any of the Secured Parties to recover any losses or damages that are covered by the Borrower’s or its Affiliates’ insurance.

(n) Each of the Collateral Agent and the Depositary Bank hereby irrevocably waives any right of setoff, banker’s lien, right to combine accounts or any similar Lien or right that it may have by agreement, under law or otherwise against any of the Collateral in respect of amounts owing to the Collateral Agent or the Depositary Bank by any Person, except as expressly provided in this Agreement and with respect to service charges, fees or expenses payable or reimbursable to the Collateral Agent or the Depositary Bank in connection with any relevant deposit agreement or the Project Accounts. In the event that the Collateral Agent or the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien in any Project Account, each of the Collateral Agent and the Depositary Bank

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

agrees that such Lien shall (except to the extent provided in the last sentence of this Section 5.08), be subordinate in all respects to the Liens for the benefit of the Secured Parties. The financial assets standing to the credit of the Project Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than (i) in accordance with judicial or arbitral order or (ii) for the benefit of the Secured Parties (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Project Accounts, and the Borrower hereby authorizes the Collateral Agent to debit the applicable Project Account for such amounts).

(o) Nothing in this Section 5.08 shall be construed to modify, prejudice or otherwise affect the Collateral Agent’s rights under any other Financing Document.

(p) When the Collateral Agent incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 5.09 Resignation and Removal. (a) Subject to Section 5.10 (Successor Collateral Agent), the Collateral Agent may resign its appointment hereunder at any time for any reason by giving prior written notice to that effect to each of the other parties hereto; provided that any such resignation shall be in accordance with any Bilateral Agreement.

(b) Subject to Section 5.10 (Successor Collateral Agent), DOE may remove the Collateral Agent from its appointment hereunder with or without cause by giving at least 30 days’ prior written notice to that effect to each of the other parties hereto.

Section 5.10 Successor Collateral Agent. (a) No resignation or removal pursuant to Section 5.09 (Resignation and Removal) shall be effective until:

(i) a successor for the Collateral Agent is appointed by DOE in accordance with (and subject to) the provisions of this Section 5.10 (including, for the avoidance of doubt, DOE’s customary procurement process including, if applicable, those that require DOE to select services providers by way of an open, competitive bid process);

(ii) the resigning or removed Collateral Agent has transferred to its successor all of its rights and obligations in its capacity as the Collateral Agent under this Agreement and the other Financing Documents; provided that the Collateral Agent shall continue to perform all of its duties and obligations under this Agreement and any Bilateral Agreement until such time as a successor has assumed such duties and obligations, unless doing so would be prohibited by Applicable Law; and

(iii) the successor Collateral Agent has executed and delivered an agreement to be bound by the terms of this Agreement, the Loan Agreement and the other Financing Documents and to perform all duties required of the Collateral Agent hereunder and under the other Financing Documents; provided that if a successor Collateral Agent does not take office within 90 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent or DOE may, at the expense of the Borrower, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding the replacement of the Collateral Agent, the obligations that expressly survive the termination of this Agreement shall continue for the benefit of the retiring Collateral Agent.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) If a successor to the Collateral Agent is appointed and has accepted such appointment under the provisions of this Section 5.10, then:

(i) the predecessor Collateral Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii) the resignation pursuant to Section 5.09(a) (Resignation and Removal) or removal pursuant to Section 5.09(b) (Resignation and Removal) of the predecessor Collateral Agent notwithstanding, the provisions of this Agreement shall inure to the predecessor Collateral Agent’s benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Financing Documents while it was the Collateral Agent and such predecessor Collateral Agent shall be entitled to the payment of any fees and expenses (including legal fees and expenses and indemnified amounts) accruing to its benefit on or prior to the date of resignation or removal; and

(iii) the successor Collateral Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Collateral Agent had been a party hereto beginning on the date of this Agreement.

Section 5.11 Due Authorization; Execution; Delivery. The Collateral Agent is hereby authorized by DOE and all other Secured Parties to execute, deliver and perform each of the Transaction Documents to which Collateral Agent is or is intended to be a party.

Section 5.12 Actions. Except as otherwise provided in this Article V, and subject to the other provisions of this Agreement, the Collateral Agent shall take any action requested in writing by DOE with respect to the Collateral, this Agreement or any other Financing Document to which it is a party, as applicable.

Section 5.13 Delegation of Duties. Subject to the provisions of Section 5.01 (Appointment of the Collateral Agent), the Collateral Agent may execute any of the rights, remedies, powers, privileges, duties or obligations under this Agreement and the other Financing Documents to which it is a party either directly or by or through nominees or agents, and shall not be liable for any misconduct or negligence of any such nominee or agent appointed with due care by it hereunder. Solely as between DOE and the Collateral Agent, this Section 5.13 shall in no manner limit or otherwise affect the Collateral Agent’s liability to DOE under any Bilateral Agreement.

Section 5.14 OFAC, International Compliance Directives and Anti-Money Laundering Laws. The Borrower agrees that it will provide the Collateral Agent with such information as the Collateral Agent may reasonably request in order for the Collateral Agent to satisfy the requirements of OFAC, International Compliance Directives and Anti-Money Laundering Laws.

Section 5.15 Authority of the Collateral Agent. Each of the Account Owners acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any power, right or remedy provided for or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Account Owners, the Collateral Agent shall be conclusively presumed to be acting as the Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Account Owners shall not be under any obligation or entitlement to make any inquiry respecting such authority.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 5.16 Force Majeure. In no event shall the Collateral Agent be liable for any failure or delay in the performance of any act or fulfilling any obligation under this Agreement or the other Transaction Documents or any related agreement because of circumstances beyond the Collateral Agent’s control, including, but not limited to, a failure, termination, or suspension of, or limitations or restrictions in respect of post-payable adjustments through, a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, pandemics, epidemics or similar health crises, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any provision of any present or future laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or the other Transaction Documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the such party’s control whether or not of the same class or kind as specified above.

Section 5.17 No Liability for Clean-up of Hazardous Substance. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Applicable Law, the Collateral Agent reserves the right, instead of taking such action, to either, in consultation with DOE and subject to the provisions of the Bilateral Agreement, resign as the Collateral Agent or arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent shall not be liable to any Person for any Environmental Claim or contribution actions under any Applicable Law by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of any Hazardous Substance into the environment.

Section 5.18 Books and Records; Reports. (a) The Collateral Agent shall at all times keep, or cause to be kept, proper books of record and account in which complete and accurate entries shall be made of all transactions relating to the Loans and all Project Accounts established pursuant to this Agreement. Such books of record and accounts shall be available for inspection by DOE, other Secured Parties and the Borrower, and their agents or representatives duly authorized in writing, at reasonable hours and under reasonable circumstances and upon reasonable prior written request, and subject to all reasonable security policies and procedures relative to Collateral Agent’s facilities.

(b) Within five days after the end of each month, the Collateral Agent shall make available to DOE, with a copy to the Borrower, a report in a form reasonably acceptable to DOE that shall set forth in reasonable detail the account balances, receipts, disbursements, transfers, investment transactions, and accruals for each of the Project Accounts during such month.

(c) Within 45 days after the end of each year, the Collateral Agent shall make available to DOE, with a copy to the Borrower, a report in a form reasonably acceptable to DOE setting forth in reasonable detail the account balances, receipts, disbursements, transfers, investment transactions, and accruals for each of the Project Accounts during such year.

(d) The Collateral Agent shall maintain records of all receipts, disbursements, and investments of funds with respect to the Project Accounts until the fifth anniversary of the Release Date.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(e) The Collateral Agent will provide view-only access to Citi Direct for Securities to Persons requested by an Authorized Officer of the DOE or the Borrower to view account balances.

Section 5.19 Representations and Warranties of the Collateral Agent. The Collateral Agent makes all of the following representations and warranties to and in favor of DOE as of the date hereof.

(a) Organization and Status. The Collateral Agent is a national banking association duly organized and existing under the laws of the United States of America.

(b) Power and Authority. The Collateral Agent has the requisite power and authority to (i) execute, deliver and perform each of the Financing Documents to which it is a party and (ii) carry on its business as now being conducted.

(c) Legal, Valid and Binding. The obligations of the Collateral Agent under the Financing Documents to which it is a party are the legal, valid and binding obligations of the Collateral Agent enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in proceedings at law or in equity).

(d) No Consents. Neither the execution, delivery or performance by the Collateral Agent of any Financing Document to which it is a party, nor the performance by the Collateral Agent of the terms and conditions thereof requires the approval, consent or authorization of any Person other than (i) such approvals, consents and authorizations as have been obtained or (ii) as may be required from time to time in connection with the exercise of remedies provided for herein and in the other Financing Documents (as to which the Collateral Agent makes no representation or warranty).

(e) No Liens. To the actual knowledge of the Responsible Officers of the Collateral Agent, there are no Liens on or against the Accounts that result from (i) claims against the Collateral Agent unrelated to the transactions contemplated by this Agreement or the other Financing Documents or (ii) affirmative acts by the Collateral Agent creating a Lien other than as contemplated or permitted by this Agreement or the other Financing Documents.

Section 5.20 No Other Agreements. Except as provided in this Agreement and the other Financing Documents, none of the Collateral Agent or the Account Owners has entered or will enter into any agreement with respect to any Project Account or any other Collateral, other than the agreement establishing such account, this Agreement and the other Financing Documents. Except as provided in this Agreement and the other Transaction Documents, the Collateral Agent shall not grant any Lien on any Collateral.

Section 5.21 Notice of Adverse Claims. If any Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account, the Collateral Agent, upon a Responsible Officer obtaining written notice thereof, will notify the Secured Parties and the Borrower within five Business Days of receipt of such notice.

Section 5.22 No Discretion. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all such cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of DOE or such

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

other applicable party as shall be expressly provided for in this Agreement or, as applicable, any other Financing Document and acting in accordance with such documents as the Collateral Agent deems appropriate. Upon receipt of such written instruction, advice or concurrence from DOE or such other applicable party as shall be expressly provided for in this Agreement or, as applicable, any other Financing Document, the Collateral Agent shall take such discretionary actions in accordance with such written instruction, advice or concurrence. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 5.23 Collateral Agent Protections Generally. The rights, privileges, protections, indemnities, immunities and benefits afforded to the Collateral Agent under this Agreement and the other Transaction Documents are extended to, and shall be enforceable by (i) the Collateral Agent in each document related hereto or thereto to which it is a party or otherwise subject, whether or not specifically set forth therein, and (ii) the entity serving as the Collateral Agent in each of its capacities hereunder and under any related document and each agent, custodian and other Person employed to act by such entity hereunder and under any related document, whether or not specifically set forth herein or in any related document, as the case may be, together with such other rights, privileges, protections, indemnities, immunities and benefits afforded to the applicable party hereunder or under any related document.

Section 5.24 Erroneous Payments. If the Collateral Agent releases any funds associated with the Project (including but not limited to the assets in any Project Account or any portion of them) to any Person in connection with the Financing Documents (for purposes of this clause, a “Recipient Party”) and subsequently determines (in its reasonable discretion) that the payment (or any portion of it) was made in error, that Recipient Party shall (or, if such Recipient Party is not a party hereto, the Borrower shall utilize any and all contractual rights available to it to cause or otherwise use commercially reasonable efforts to cause such Recipient Party to), upon notice, promptly refund the erroneous payment, and none of the obligations of the Recipient Party or the remedies of the Collateral Agent under the Financing Documents will be affected by any act, omission, matter or thing (including, without limitation, any obligation pursuant to which an erroneous payment is made) which, but for this provision, would reduce, release, preclude or prejudice any such obligation or remedy (whether or not known by the Collateral Agent or any such Recipient Party). The Borrower agrees not to assert (and shall utilize any and all contractual rights available to it to cause any Recipient Party that is not a party hereto to not to assert) discharge for value, bona fide payee, or any similar doctrine as a defense to recovery of any erroneous payment by the Collateral Agent.

Section 5.25 Agents. The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, any other Agents in each of their capacities under the Agent Fee Letter.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Amendments, Supplements and Waivers. (a) With the written consent of DOE, the Collateral Agent, the Borrower and any other Grantor may, and, if so instructed by DOE, the Collateral Agent shall, from time to time, enter into written agreements supplemental hereto, to the Account Control Agreements or to any Security Document for the purpose of adding to, or waiving any provisions of, this Agreement, the Account Control Agreements or any Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Borrower or any other obligor hereunder or thereunder.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) Solely with the consent of DOE (and without the consent of any other Secured Party), the Collateral Agent, the Borrower and any other Grantor, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Collateral Agent, to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any property or assets as additional security for the Note Obligations; or to cure any ambiguity, to correct or supplement any provision herein or in any such Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof.

(c) The Collateral Agent may, but is not obligated to, execute an amendment, supplement or waiver that affects the Collateral Agent’s own rights, privileges, protections, indemnities, immunities and benefits under this Agreement or the other Transaction Documents. No amendment to the Loan Agreement that affects the rights, duties, indemnities, immunities or obligations of the Collateral Agent or Depositary Bank and that is entered without the consent of the Collateral Agent or Depositary Bank, as the case may be, shall be enforceable against the Collateral Agent or the Depositary Bank, as applicable.

Section 6.02 Waiver. No waiver of any single right, power, privilege or remedy, or of any breach or default shall be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. All rights, powers, privileges and remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to any of the Collateral Agent or the other Secured Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that any of the Collateral Agent or the other Secured Parties may otherwise have.

Section 6.03 Notices. Unless otherwise specified herein or as required by Applicable Law, all notices, requests, demands or other communications given to the Borrower, any other Grantor, the Collateral Agent, the Depositary Bank, any other Agent or DOE shall be given in writing (including by electronic transmission in Electronic Format) and shall be deemed to have been duly given when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three Business Days after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one Business Day after being deposited with such service, and (iv) if transmitted electronically, upon receipt of electronic or telephone confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the electronic address set forth with respect to such party on Schedule 6.03 (Notice Addresses) hereto, or, at such other electronic address as shall be designated by such party in a written notice to each other party hereto.

Section 6.04 Severability. The holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent or any other Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any other Secured Party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

Section 6.05 Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY GRANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES AGAINST ANY SECURED PARTY OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW), INCLUDING, BUT NOT LIMITED TO ANY LOSS OF PROFIT, IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

CONTEMPLATED BY THIS AGREEMENT, ANY FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 6.06 Successors and Assigns. This Agreement shall be binding upon each Grantor, each Secured Party and each of their respective successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. Each Grantor may not assign or otherwise transfer any of its rights or obligations hereunder.

Section 6.07 Further Assurances and Corrective Instruments. To the extent permitted by Applicable Law, each Grantor shall, upon the written request of the Collateral Agent or DOE, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in the Collateral Agent’s or DOE’s reasonable judgment to effectuate the intention, performance and provisions hereof. Without limiting the generality of the foregoing, if the 2022 amendments to the Uniform Commercial Code approved by the American Law Institute at its annual meeting in May 2022 and the Uniform Law Commission at its annual meeting in July 2022 (the “2022 UCC Amendments”) are adopted by New York State or any other state or other jurisdiction where Collateral is, or is deemed, located, the Grantors upon written request of the Collateral Agent or DOE, shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such amendments or supplements hereto and take such further actions as may be necessary to ensure that a valid security interest in the type of assets covered by the 2022 UCC Amendments is created hereby or any other Security Document and such security interest is duly perfected and with the priority contemplated hereby or thereby.

Section 6.08 Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK. THE LAWS OF THE STATE OF NEW YORK ARE APPLICABLE TO ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO CERTAIN RIGHTS IN RESPECT OF SECURITIES HELD WITH AN INTERMEDIARY, CONCLUDED ON JULY 5, 2006.

(b) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EACH GRANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 6.09 Submission to Jurisdiction, Etc. By execution and delivery of this Agreement, each Grantor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor, as applicable, at such Grantor’s address specified in Section 6.03 (Notices) or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall (i) affect the right of any Secured Party to effect service of process in any other manner permitted by law or (ii) limit the right of Collateral Agent or any other Secured Party to commence proceedings against or otherwise sue such Grantor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of such Grantor’s obligation.

Section 6.10 Entire Agreement. This Agreement and the other Financing Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, DOE and the Agents acknowledge and agree that, as among DOE and the Agents, or any of them, this Agreement and the other Financing Documents do not supersede any agreements or understanding in any Bilateral Agreement, and the terms of this Agreement or any other Financing Document do not limit or restrict the agreements, rights or obligations of DOE or any of the Agents, as among them, under any Bilateral Agreement, all of which remain binding and in full force and effect in accordance with their terms.

Section 6.11 Benefits of Agreement. Nothing in this Agreement or any other Transaction Document, express or implied, shall give to any Person, other than the Secured Parties, the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

Section 6.12 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 6.13 Counterparts. This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. A signed copy of this Agreement delivered by portable document format, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.14 No Partnership; Etc. The Secured Parties and each Grantor intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and each Grantor or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of each Grantor or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of the Project or any other Collateral and to perform all obligations under the agreements and contracts relating to the Project or any other Collateral shall be the sole responsibility of each Grantor.

Section 6.15 Termination and Release. (a) The rights, powers, authorizations and agencies granted herein with respect to the Collateral or otherwise to the Collateral Agent have been granted in order, among other things, to perfect the Collateral Agent’s security interest in the Collateral, are powers coupled with an interest, will neither be affected by the bankruptcy of any Grantor or any other Person nor by the lapse of time and are irrevocable until the irrevocable and indefeasible discharge in full of the Loan and any other Note Obligations.

(b) Subject to Section 6.18 (Survival of Agreements), this Agreement shall terminate and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to each Grantor, as applicable, upon the occurrence of the Release Date and the closure of the Project Accounts.

(c) On the Release Date the security interests created (or ratified and reaffirmed) by this Agreement in the Collateral shall terminate and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to each Grantor, as applicable.

(d) Upon receipt by the Collateral Agent of written notice from DOE directing the Collateral Agent to cause the Liens on any portion of the Collateral identified in such notice to be released and discharged, the security interests created by the Security Documents in such Collateral shall terminate forthwith and all right, title and interest of the Collateral Agent in and to such Collateral shall revert to each Grantor, as applicable, or its successors and assigns.

(e) Upon the release of any Collateral in accordance with Clauses (c) or (d) above, the Collateral Agent will promptly (following receipt of DOE’s written acknowledgement of the release of any Collateral in accordance with Clause (b) above), at each Grantor’s written request and expense, execute and deliver to each Grantor, as applicable, such documents as it shall reasonably request to evidence such release and deliver the released Collateral (in form and substance reasonably acceptable to the Collateral Agent), or cause it to be delivered, to such Grantor.

(f) Upon the sale of all or any portion of the Collateral to any Person in a transaction permitted by the Financing Documents (including pursuant to any consent to such sale and/or release of the security interest in such Collateral pursuant to the terms thereof), and as long as no Event of Default has occurred and is continuing or no Notice of Default is then in effect, the security interests created by the Security Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Security Documents; provided, that, the Secured Parties shall continue to have a security interest in the Proceeds (as defined in Article 9 of the UCC in effect on the date of this Agreement) of such sold Collateral, which Proceeds (as defined in Article 9 of the UCC in effect on the date of this

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Agreement) shall be treated in accordance with the terms of the Security Documents. Upon any such sale and release, and receipt by the Collateral Agent of a certificate from each Grantor, as applicable, stating that such sale is permitted by (or the relevant consent has been received under) the Financing Documents, the Collateral Agent will promptly at such Grantor’s request and expense execute and deliver such documents as such Grantor shall reasonably request to evidence the termination of such security interest and the release of such Collateral.

(g) Notwithstanding the foregoing, if at any time a payment of the Loan or any of the other Note Obligations is rescinded or must otherwise be returned upon the insolvency bankruptcy or reorganization of any Grantor or otherwise, the provisions of this Agreement and the security interest created hereby shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

Section 6.16 Independence of Covenants. All covenants under this Agreement and the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of Default or an Event of Default if such action is taken or condition exists. As between the Collateral Agent, on the one hand, and each Grantor on the other, in the event of any conflict between the terms of this Agreement and the terms of any other Security Document, the terms of such Security Document shall control.

Section 6.17 Rights and Immunities of DOE. DOE will be entitled to all of the rights, protections, immunities and indemnities set forth in the Loan Agreement with respect to DOE acting as representative of the Secured Parties, in each case as if specifically set forth herein. In no event will DOE or any other Secured Party be liable for any act or omission on the part of any Grantor or the Collateral Agent hereunder.

Section 6.18 Survival of Agreements. All covenants, agreements, representations and warranties made by each Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loan and other financial accommodations under the Loan Agreement, and the FFB Documents and shall continue in full force and effect so long as this Agreement has not been terminated in accordance with the terms hereof and the Loan Agreement. The provisions regarding the payment of expenses and indemnification obligation shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan and other financial accommodations under the Loan Agreement, the resignation or removal of the Collateral Agent, the termination of this Agreement or any provision hereof.

Section 6.19 No Immunity. To the extent that any Grantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), each Grantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the applicable laws of such jurisdiction.

Section 6.20 Conflict with Other Agreements. In the event that in connection with the establishment of any of the Deposit Accounts or Securities Accounts with the Depositary Bank or an Account Bank, the Borrower shall enter into any agreement, instrument or other document with the Depositary Bank or such Account Bank that has terms that are in conflict with or inconsistent with the terms of this Agreement, as among the parties hereto, the terms of this Agreement shall control. As among DOE

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

and the Agents, or any of them, only, in the event that the terms of the February 1, 2023 Indefinite Delivery/Indefinite Quantity contract, and any other agreement related thereto entered into among DOE and the Agents, or any of them, with respect to the rights and obligations of the Agents in relation to DOE (any such agreement, a “Bilateral Agreement”) are in conflict with or inconsistent with the terms of this Agreement, the terms of the Bilateral Agreement shall control. Notwithstanding any reference to a Bilateral Agreement contained herein, the Grantors do not have any right or claim under, and are not entitled to benefit from any of the terms of any Bilateral Agreement, and shall not make any claim under or seek to enforce any of the terms of any Bilateral Agreement, argue that the terms of any Bilateral Agreement limit, restrict, qualify, excuse or otherwise modify any of the Grantors’ obligations, liabilities or agreements under this Agreement or any other Financing Document in any way, or otherwise claim any benefit from any Bilateral Agreement. The Grantors acknowledge and agree that the Bilateral Agreement regulates solely the relationship between DOE and the Agents, and all references herein are included exclusively for the benefit of DOE and the Agents.

Section 6.21 USA PATRIOT Act Compliance. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act that the Depositary Bank, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide the Collateral Agent and the Depositary Bank with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.

Section 6.22 [Reserved].

Section 6.23 Electronic Signatures. Documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other related documents and all matters and agreements related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Collateral Agent acts on any Executed Documentation sent by electronic transmission, the Collateral Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Collateral Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Collateral Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

[No further text on this page; signatures follow]

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LI-CYCLE U.S. INC., as the Borrower and a Grantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

LI-CYCLE NORTH AMERICA HUB, INC., as a Subsidiary Guarantor and a Grantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

LI-CYCLE INC., as a Subsidiary Guarantor and a Grantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

Signature page to Collateral Agency and Accounts Agreement

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Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

CITIBANK, N.A., acting through its Agency and Trust Division, not in its individual capacity but solely as Collateral Agent
By:	/s/ Marion Zinowski
Name:	Marion Zinowski
Title:	Senior Trust Officer

Signature page to Collateral Agency and Accounts Agreement

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Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

CITIBANK, N.A., acting through its Agency and Trust Division, not in its individual capacity but solely as Depositary Bank

By:	/s/ Marion Zinowski
Name:	Marion Zinowski
Title:	Senior Trust Officer

Signature page to Collateral Agency and Accounts Agreement

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Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

U.S. DEPARTMENT OF ENERGY, as DOE

By:	/s/ Hernan T. Cortes
Name:	Hernan T. Cortes
Title:	Director Loan Origination Division Loan Programs Officer

Signature page to Collateral Agency and Accounts Agreement

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